TERM LOAN, GUARANTEE AND SECURITY AGREEMENT

DATED AS OF OCTOBER 6, 2011

AMONG

ICON AGENT, LLC,

AS AGENT FOR THE LENDERS SIGNATORY HERETO,

XFONE, INC (as a Guarantor),

XFONE USA, INC., NTS COMMUNICATIONS, INC., GULF COAST UTILITIES, INC., EXPETEL COMMUNICATIONS, INC., NTS CONSTRUCTION COMPANY, GAREY M. WALLACE COMPANY, INC., MIDCOM OF ARIZONA, INC., COMMUNICATIONS BROKERS, INC., AND NTS MANAGEMENT COMPANY, LLC

AS BORROWER

AND

THE OTHER CREDIT PARTIES SIGNATORY HERETO

CHAPMAN AND CUTLER LLP
330 Madison Avenue
New York, New York 10017

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Table of Contents

1. AMOUNT AND TERMS OF CREDIT 1
1.1 Term Loan. 1
1.2 Term and Prepayment. 1
1.3 Use of Proceeds. 2
1.4 Single Loan. 2
1.5 Interest. 2
1.6 Fees. 2
1.7 Receipt of Payments. 3
1.8 Application and Allocation of Payments. 3
1.9 Accounting. 3
1.10 Indemnity. 3
1.11 Involuntary Disposition Proceeds. 3
1.12 Joinder of New Subsidiaries as a Credit Party, Etc. 4
2. CONDITIONS PRECEDENT. 4
2.1 Conditions to the Loan. 4
3. REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS 5
3.1 Corporate Existence; Compliance with Law. 5
3.2 Executive Offices; Corporate or Other Names. 6
3.3 Corporate Power; Authorization; Enforceable Obligations. 6
3.4 Financial Statements; Books and Records. 6
3.5 Material Adverse Change. 6
3.6 Government Authorizations. 6
3.7 Subsidiaries. 7
3.8 Government Regulation; Margin Regulations. 7
3.9 Taxes; Charges. 7
3.10 Payment of Obligations. 8
3.11 ERISA. 8
3.12 Litigation. 8
3.13 Intellectual Property. 8
3.14 Full Disclosure. 8
3.15 Environmental Liabilities. 8
3.16 Insurance. 9
3.17 Solvency. 10
3.18 Other Financings. 10
3.19 Conduct of Business. 10
3.20 Further Assurances. 10
3.21 Collateral/Maintenance of Property. 10
3.22 Anti-Terrorism and Anti-Money Laundering Compliance. 10
3.23 Maintenance of Corporate Existence. 11
3.24 Compliance with Laws, Etc. 11
3.25 Landlord Agreements. 11
3.26 Deposit Accounts; Cash Collateral Accounts. 11
3.27 Assets of Holding. 11
3.28 After-acquired Property. 11
4. FINANCIAL MATTERS; REPORTS 12
4.1 Reports and Notices. 12
4.2 Financial Covenants. 13
4.3 [Intentionally Omitted]. 13
4.4 Other Reports and Information. 13
5. NEGATIVE COVENANTS 13
5.1 Indebtedness. 13
5.2 Liens. 13
5.3 Investments; Fundamental Changes. 14
5.4 Asset Sales. 14
5.5 Restricted Payments. 14
5.6 Changes in Nature of Business. 14

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INDEX OF EXHIBITS AND SCHEDULES

Schedule A                      -      Definitions
Schedule B                      -      Schedule of Term Loan Commitments and Loan Principal Amortization
Schedule C                      -      Agent’s, Lender’s and Credit Parties’ Addresses for Notices
Schedule D                      -      Schedule of Documents

Disclosure Schedule  (3.2)                                           -           Places of Business; Corporate Names
Disclosure Schedule  (3.5)                                           -           Material Adverse Change
Disclosure Schedule  (3.6)                                           -           FCC Licenses
Disclosure Schedule  (3.7)                                           -           Subsidiaries
Disclosure Schedule  (3.8)                                           -           Government Regulation
Disclosure Schedule  (3.9)                                           -           Taxes
Disclosure Schedule  (3.11)                                                      -           ERISA
Disclosure Schedule  (3.13)                                                      -           Intellectual Property
Disclosure Schedule  (3.15)                                                      -           Environmental Liabilities
Disclosure Schedule  (3.16)                                                      -           Insurance
Disclosure Schedule  (3.18)                                                      -           Other Financings
Disclosure Schedule  (3.26)                                                      -           Deposit Accounts
Disclosure Schedule  (6.1)                                             -     Actions to Perfect Liens

Exhibit A                  -     Form of Perfection Certificate
Exhibit B                  -     Form of Term Note
Exhibit C                  -     Form of Secretarial Certificate
Exhibit D                  -     Form of Power of Attorney
Exhibit E                  -     Form of Compliance Certificate
Exhibit F                  -     Form of Closing Certificate
Exhibit G                  -     Form of Solvency Certificate
Exhibit H                  -     Form of Joinder Agreement
Exhibit I                  -     Form of Perfection Certificate Supplement
Exhibit J                  -     Form of Account Receivables Statement
Exhibit K                  -     Form of Opinion of Credit Parties’ Counsel
Exhibit L                  -     Form of Pledge Agreement

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This TERM LOAN, GUARANTEE AND SECURITY AGREEMENT is dated as of October 6, 2011, and agreed to by and among XFONE, INC., a Nevada corporation (“Holdings”), XFONE USA, INC., a Mississippi corporation, NTS COMMUNICATIONS, INC., a Texas corporation, GULF COAST UTILITIES, INC., a Mississippi corporation, EXPETEL COMMUNICATIONS, INC., a Mississippi corporation, NTS CONSTRUCTION COMPANY, a Texas corporation, GAREY M. WALLACE COMPANY, INC., a Texas corporation, MIDCOM OF ARIZONA, INC., an Arizona corporation, COMMUNICATIONS BROKERS, INC., a Texas corporation, and NTS MANAGEMENT COMPANY, LLC, a Texas limited liability company (collectively referred to herein as the “Borrower”), the other Credit Parties signatory hereto, and ICON AGENT, LLC, a Delaware limited liability company, as agent (in such capacity, “Agent”) for the lenders set forth on Schedule C attached hereto (each herein referred to as a “Lender” and collectively, the “Lenders”).

RECITALS

A.           The Credit Parties desire that Borrower obtain the Term Loan described herein from the Lenders and the Lenders are willing to provide the Term Loan all in accordance with and subject to the terms and conditions of this Agreement.

B.           Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern.  All schedules, attachments, addenda and exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.           AMOUNT AND TERMS OF CREDIT

1.1           Term Loan.

(a)          Term Loan Commitment.  Each Lender agrees, severally, but not jointly, upon the terms and subject to the conditions of this Agreement, to make, to the Borrower an advance (the “Term Loan”) on the Closing Date in the principal amount equal to such Lender’s Term Loan Commitment.  Each Lender’s Term Loan shall be evidenced by a promissory note (each a “Term Note”) duly executed and delivered by the Borrower prior to the funding of the Term Loan in the form attached hereto as Exhibit B, and be repayable in accordance with the terms of, such Term Note and this Agreement.  Borrower shall repay the outstanding principal and accrued interest of the Loan to the Agent for the pro rata benefit of the Lenders (payable monthly in arrears) in 60 consecutive monthly Installments as set forth on Schedule B, due and payable on the first day of each calendar month beginning on the Commencement Date, together with a payment of the interim interest for the Loan in accordance with Section 1.5(b) and a payment of the entire balance of the Loan on the Maturity Date; provided, however, that the first 12 monthly Installments due and payable hereunder shall be payments of accrued interest only.  If an Installment is not paid in full within 5 Business Days of the date payment of such Installment is due hereunder or under the Term Note evidencing the same the Borrower shall pay to Agent, for the pro rata benefit of the Lenders, a late fee in an amount equal to two and a half percent (2.5%) of the amount of such Installment which late fee constitutes liquidated damages for loss of a bargain and is not a penalty.  Once repaid, any amount borrowed under the Term Loan Commitment of each Lender may not be re-borrowed.  Subject to Section 1.2, all amounts owed hereunder with respect to the Loan shall be paid in full no later than the Maturity Date.

1.2           Term and Prepayment.

(a)         Upon the Maturity Date of the Loan, Borrower shall pay to Agent for the pro rata benefit of the Lenders (i) all outstanding principal and accrued but unpaid interest on the Loan and (ii) all other non-contingent Obligations relating to the Loan due to or incurred by the Agent or the Lenders.

(b)         After the Commencement Date, so long as no Default or Event of Default has occurred hereunder, Borrower shall have the right upon five (5) Business Days’ prior written notice to the Agent, to make on the due date of any Installment payment a voluntary full prepayment of the Loan in an amount equal to the aggregate outstanding amount of principal and accrued interest on the Loan as of such date (a “Voluntary Prepayment”). If the Borrower elects to make a Voluntary Prepayment pursuant to this Section 1.2(b), the following prepayment fees shall apply: (i) 4% of the principal Loan amount being repaid if repaid during the period commencing on May 1, 2013 and ending on the second anniversary of the Commencement Date; (ii) 3% of the of the principal Loan amount being repaid if repaid during the period commencing on the day immediately after second anniversary of the Commencement Date and ending on the third anniversary of the

Commencement Date; and (iii) 2% of the of the principal Loan amount being repaid if repaid during the period commencing on the day immediately after third anniversary of the Commencement Date and ending on the fourth anniversary of the Commencement Date.  No prepayment fee shall apply if the Voluntary Prepayment is made during the period commencing on the day immediately after fourth anniversary of the Commencement Date and ending on the Maturity Date.  The Borrower may make a Voluntary Prepayment during the period commencing on the Commencement Date and ending on the May 1, 2013 solely in the event of a Change of Control, other than an Affiliated Change of Control, pursuant to clause (a) of the definition of Change of Control; provided, that, such prepayment shall be subject to a fee equal to 6% of the of the principal Loan amount being repaid.  Notwithstanding anything to the contrary contained herein, in the event that any prepayment is necessitated by Section 1.11 hereof, no prepayment fee shall apply to such prepayment.

1.3           Use of Proceeds.
  Borrower shall use the proceeds of the Loan to payoff existing senior secured indebtedness, for other general working capital and corporate purposes, and to pay any fees associated with transactions contemplated under this Agreement and the other Loan Documents.

1.4           Single Loan.
  The Loan and all of the other Obligations shall constitute one general obligation of Borrower secured by all of the Collateral.

1.5           Interest.

(a)         Borrower shall pay interest to the Agent for the pro rata benefit of the Lenders on the outstanding balance of the Loan at a fixed rate equal to 12.75% per annum.  All computations of interest on the Loan shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable.  In no event will the Agent charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

(b)         Interest shall be payable on the balance of the Loan (i) monthly in arrears and due on the due date of each Installment as provided in Section 1.1(a), (ii) on the Maturity Date of the Loan, and (iii) if any interest accrues or remains payable after the Maturity Date of the Loan, upon demand by the Agent.  Notwithstanding anything to the contrary herein contained, interim interest payments shall be due for interest accrued on the Loan from the date the Loan was funded through and including the Commencement Date.  Such interim interest payments shall be due and payable in advance on the Closing Date.

(c)         Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the interest rate applicable to the Loan shall automatically be increased by two percentage points (2.0%) (such increased rate, the “Default Rate”), and all outstanding Obligations, including accrued but unpaid interest, shall accrue interest from the date of such Event of Default at the Default Rate.  Unless an Event of Default shall have occurred under 7.1(i) or (j), the Agent shall provide notice to the Borrower of the imposition of the Default Rate, but any failure by Agent to provide such notice shall not affect the obligations of Borrower to pay interest on the Obligations at the Default Rate as of the Event of Default.

(d)         If any payment to the Agent or any Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

(e)         Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Agent for the pro rata benefit of the Lenders is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  In no event shall the total interest received by the Agent pursuant to the terms hereof exceed the amount that the Agent could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

1.6           Fees.
  Borrower agrees to pay to the Agent for the pro rata benefit of the Lenders (i) a non-refundable closing fee of $75,000 due and payable on the Closing Date (the “Closing Fee”), and (ii) all actual fees, costs and expenses of closing due and owing and presented as of the Closing Date, including without limitation, those relating to (a) the Agent’s due diligence review and evaluation of the transaction, (b) the preparation, negotiation, execution and delivery of the Loan Documents, (c) the closing of the transaction, (d) all appraisal, audit, environmental, title work, travel, inspection, surveys, filing, search and registration fees, (e) any loan, escrow, recording and transfer fees and taxes (as applicable), and (f) Agent’s counsel fees and expenses relating to any of the foregoing other than Lender’s in-house counsel fees.  The Earnest Money Deposit will be applied to the expenses enumerated in subsection (ii) hereof.

1.7           Receipt of Payments.
  Borrower shall make each payment under this Agreement (not otherwise made pursuant to Section 1.8) without set-off, counterclaim or deduction and free and clear of all Taxes not later than 1:00 PM New York City time on the day when due in lawful money of the United States of America in immediately available funds to an account specified by the Agent in writing.  If Borrower shall be required by law to deduct any Taxes from any payment to any Lender under any Loan Document, then the amount payable to such Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it would have received had no such deductions been made; provided, however, that Borrower shall not be required to increase any such amounts payable to such Lender with respect to any Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of Section 8(b), so long as (x) Borrower provides written notice to the Agent of the imposition of any such Taxes as soon as Borrower is aware of the imposition of such Taxes, but in no event less than 5 Business Days before the scheduled payment or withholding of such Taxes and (y) such Lender, after receiving such notice from the Agent, has not complied with the requirements of Section 8(b) before any such Taxes accrue, (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to this Section or (iii) that are imposed as a result of an event occurring after such Lender becomes a Lender other than (a) a change in any relevant law or regulation or the introduction of any relevant law or regulation or a change in interpretation, administration or application by any competent authority of any relevant law, or (b) compliance with any regulation made by a competent authority having jurisdiction over such Lender, so long as (x) Borrower provides written notice to the Agent of the imposition of any such Taxes as soon as Borrower is aware of the imposition of such Taxes, but in no event less than 10 Business Days before the scheduled payment or withholding of such Taxes and (y) such Lender, after receiving such notice the Agent, has not cured any such event before any such Taxes accrue.

1.8           Application and Allocation of Payments.
  Borrower irrevocably agrees that the Agent shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as the Agent may deem advisable.

1.9           Accounting.
  Lender is authorized to record on its books and records the date and amount of the Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.  Lender may provide Borrower on a monthly basis a statement and accounting of such recordations but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to Borrower shall not in any manner affect the obligation of Borrower to repay any of the Obligations.  Except to the extent that Borrower shall, within forty-five (45) days after such statement and accounting is sent, notify Lender in writing of any objection Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrower, absent manifest error.

1.10           Indemnity.
  Borrower and each other Credit Party executing this Agreement jointly and severally agree to indemnify and hold the Agent, each Lender and their Affiliates, and their respective employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Taxes and reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”), except to the extent that any such Indemnified Liability is finally determined by a non-appealable court order by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

1.11           Involuntary Disposition Proceeds.
  Immediately upon receipt by any Grantor of any Involuntary Disposition Proceeds with respect to any Collateral, Borrower shall prepay the Loan in an aggregate amount equal to all such proceeds, but net of (1)

the reasonable and customary transaction costs, fees and expenses properly attributable to the involuntary disposition giving rise to such proceeds and payable by any Grantor in connection therewith (in each case, paid to non-Affiliates), (2) sales, use, or transfer taxes, (3) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, on the assets that are the subject of the involuntary disposition giving rise to such proceeds, and (4) an appropriate reserve for income taxes in accordance with GAAP in connection therewith; provided, that the reversal of any such reserve shall be used for prepayment of the Obligations.  Any Involuntary Disposition Proceeds applied to prepay the Loan shall not be subject to the prepayment fees set forth in Section 1.2(b) hereof.  Such prepayment shall be applied to the remaining Installments of the Loan in the inverse order of their maturity. The balance of Involuntary Disposition Proceeds remaining, if any, after the prepayment in full of the Loan shall be retained by the applicable Grantor.  Notwithstanding the foregoing, if Borrower delivers to the Lender a certificate, signed by Borrower’s chief financial officer, stating that the applicable Grantor intends to reinvest or deliver a purchase order with respect to all or any portion of such Involuntary Disposition Proceeds to acquire or purchase comparable assets usable in the business of the Grantor before the earlier of the Maturity Date and the 120th day after any Grantor’s receipt thereof (the “Applicable Reinvestment Period”), the applicable Grantor may reinvest such proceeds in the manner set forth in such certificate; provided that (x) no Default is then in existence, and (y) the applicable Grantor shall immediately deposit such proceeds on the first Business Day immediately following any Grantor’s receipt thereof into a Cash Collateral Account and such funds shall remain in such Cash Collateral Account until the earliest of (i) the date the applicable Grantor makes written request for such proceeds in connection with such acquisition and in accordance with this Section 1.11 and such certificate, at which time such proceeds shall be used for such purpose provided that no Default or Event of Default has occurred and is continuing at such time, (ii) the expiration of the Applicable Reinvestment Period, at which time any such remaining proceeds (other than those with respect to which a purchase order has been delivered) shall be applied to prepay the Loan as provided above in this Section 1.11, and (iii) the Maturity Date, at which time such proceeds shall be applied to all Obligations then due.

1.12           Joinder of New Subsidiaries as a Credit Party, Etc.
  As soon as reasonably possible (and in any event within 10 Business Days) after the formation or the consummation of an acquisition of any new Subsidiary of a Credit Party, Borrower shall cause such new Subsidiary to become a Credit Party, a Guarantor (other than any such Subsidiary that is a Government Funded SPE), and a Grantor (other than any such Subsidiary that is a Government Funded SPE), as applicable, under this Agreement by having the following documents delivered to Lender: (i) a Secretarial Certificate, a Power of Attorney and a Joinder Agreement in the forms of Exhibits C, D and H attached hereto, respectively, duly completed, executed and delivered by such new Subsidiary , (ii) documents with respect to such new Subsidiary (other than any such Subsidiary that is a Government Funded SPE) of the types described under the heading “Collateral Documents” on Schedule D attached hereto, (iii) an opinion of counsel to such new Subsidiary, in form, substance and scope comparable to the legal opinion Grantor’s counsel delivered to the Agent on the Closing Date and (iv) an updated Disclosure Schedule (3.7).

2.           CONDITIONS PRECEDENT

2.1           Conditions to the Loan.
  No Lender shall be obligated to make a Term Loan unless the following conditions have been satisfied in a manner satisfactory to the Agent in its sole discretion, or waived in writing by the Agent:

(a)         Schedule of Documents. The documents set forth in the Schedule of Documents (Schedule D) to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties;

(b)         Insurance. The Agent shall have received evidence satisfactory to it that the insurance policies provided for in Section 3.16 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender as required under such Section;

(c)         Opinions of Counsel. The Agent shall have received an opinion of counsel to the Credit Parties with respect to this Agreement, the Notes and the other Loan Documents in form attached hereto as Exhibit K and otherwise in form and substance satisfactory to the Agent;

(d)         Fees. Borrower has paid the Closing Fee to the Agent for the pro rata benefit of the Lenders and shall have reimbursed the Agent for all fees, costs and expenses of closing, in excess of the Earnest Money Deposit, due and owing and presented as of the Closing Date, each in immediately available funds, or, at the Borrower’s option, to authorize the Agent to deduct the Closing Fee and such other fees, costs and expenses of closing from the amount of the Term Loan made on the Closing Date; and

(e)         Equity Raise.  The Borrower shall have raised at least $4,500,000 in equity capital pursuant to its Rights Offering filed with the SEC as of the Closing Date.

(f)         Real Property Collateral.  With respect to the Lubbock Property, the Agent shall have received, each in form and substance reasonably satisfactory to the Agent, the following: (i) title insurance policies or marked-up unconditional insurance binders (in each case, together with copies of all documents referred to therein) issued by title insurance companies reasonably satisfactory to the Agent, (ii) ALTA (or TLTA, if applicable) as-built surveys certified to the Agent (in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Agent), (iii) environmental assessments and reports, with reliance letters if necessary, and (iv) evidence regarding recording and payment of fees, insurance premium and taxes, in each case, that Lender may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid Lien on such parcel of real property in favor of the Agent, subject only to such Liens as the Agent may approve.

(g)         Representations and Warranties. Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date (x) as stated as to representations and warranties which contain materiality limitations, and (y) and in all material respects as to all other representations and warranties; except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date (x) as stated as to representations and warranties which contain materiality limitations, and (y) and in all material respects as to all other representations and warranties;

(h)         Material Adverse Effect.  No event or circumstance that has had or reasonably could be expected to have a Material Adverse Effect has occurred.

(i)         Default.  Any Default would result after giving effect to the Term Loan.

(j)Requirements of Law.  The Credit Parties and the Transactions shall be in full compliance with all material Requirements of Law and shall have received satisfactory evidence of such compliance reasonably requested by them.

(k)Consents.  All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

(l)Litigation.  There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of the Credit Parties to fully and timely perform their respective obligations under the Loan Documents or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

(m)         USA PATRIOT Act.  The Lenders and the Agent shall have timely received the information required under Section 10.13 and background investigations of the Guarantors and the Borrower’s management and the results thereof shall be satisfactory to Agent in its sole discretion.

3.           REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loan, Borrower and each other Credit Party executing this Agreement represent and warrant to the Agent and each Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with the Agent and each Lender until the Termination Date as follows:

3.1           Corporate Existence; Compliance with Law.
  Each Credit Party:  (a) is, as of the Closing Date, and will continue to be (i)  (A) a corporation, limited liability company or limited partnership, as applicable, duly organized, and validly existing and (B) in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) except as could not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect, all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Credit Party that are necessary or appropriate for the conduct of its business.

3.2           Executive Offices; Corporate or Other Names.
  (a) Each Credit Party’s name as it appears in official filings in the state of its incorporation or organization, (b) the type of entity of each Credit Party, (c) the organizational identification number issued by each Credit Party’s state of incorporation or organization or a statement that no such number has been issued, (d) each Credit Party’s state of organization or incorporation, and (e) the location of each Credit Party’s chief executive office and locations of Collateral when not in use by a customer of any Credit Party are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months.  As of the Closing Date, during the prior twenty-four (24) months, except as set forth in Disclosure Schedule (3.2), no Credit Party has been known as or conducted business in any other name (including trade names) which did not include “Xfone,” “NTS,” “Gulf Coast Utilities,” “Garey M. Wallace,” “Expetel,” “Communications Brokers,” “Midcom of Arizona” or “Pride Network” in such name.  Each Credit Party has only one state of incorporation or organization.

3.3           Corporate Power; Authorization; Enforceable Obligations.
  The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein:  (a) are and will continue to be within such Credit Party’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party, except to the extent such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person.  As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Credit Party party thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

3.4           Financial Statements; Books and Records.

(a)         The annual and quarterly Financial Statements of the Credit Parties delivered pursuant to Section 4.1 present fairly in all material respects the financial condition of such Credit Parties as of the date of each such Financial Statement in accordance with GAAP (subject to normal year-end adjustments and to the absence of footnotes in the case of unaudited statements).

(b)         The Credit Parties shall keep proper Books and Records in which proper entries, reflecting all consolidated and consolidating financial transactions, will be made in accordance with GAAP and all Requirements of Law in all material respects of all financial transactions and the assets and business of each Credit Party on a basis consistent with the Financial Statements.

(c)         The Projections most recently delivered by Borrower to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such Projections were prepared and as of the date delivered to Lender and all such assumptions are disclosed in the Projections.

3.5           Material Adverse Change.
  Except as set forth in Disclosure Schedule (3.5), between December 31, 2010 and the Closing Date, no events with respect to any Credit Party have occurred that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.  No Requirement of Law or Contractual Obligation of any Credit Party has or has had or could reasonably be expected to have a Material Adverse Effect.  No Credit Party is in default, and to such Credit Party’s knowledge no third party is in default, under or with respect to any of its Contractual Obligations, that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6           Government Authorizations.
  As of the Closing Date, Disclosure Schedule (3.6) accurately and completely lists all Government Authorizations (identified by issuing authority, name of the party holding the authorization, file number, and expiration date, if any) granted, issued or assigned to any of the Credit Parties as of the date hereof.  Except as set forth on Disclosure Schedule (3.6), the Credit Parties hold all Government Authorizations that are necessary for the operation of the business of the Credit Parties as now, heretofore or proposed to be conducted. Each Government Authorization held by a Credit Party is in full force and effect and no material default under such Government Authorization by any Credit Party has occurred and is continuing.  As of the date hereof, except as limited by the provisions of the Communications Act of 1934, as amended (the “Communications Act”), and the rules and regulations of the issuing Governmental Authority and as otherwise specified on the face of any Government Authorizations, none of the Government Authorizations is subject to any restriction or condition that would limit in any material respect the operation of the business of the Credit Parties as it is now conducted.  Except as specified in the Government Authorizations or Disclosure Schedule (3.6), (a) there is not, as of the date hereof, pending or, to the knowledge of the Credit Parties, threatened any action by or before the Governmental Authority to revoke, cancel, rescind or materially modify any of the Government Authorizations (other than proceedings to amend FCC rules of general applicability) or refusal to renew (if applicable) the Government Authorizations, and (b) there is not now issued or outstanding, pending or, to the knowledge of the Credit Parties, threatened by or before the Governmental Authority any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against any Credit Party with respect to any of the Government Authorizations that would have a Material Adverse Effect.  Except as specified in Disclosure Schedule (3.6), none of the Credit Parties’ Government Authorizations is the subject of a pending license renewal application (if applicable) and the Credit Parties have no reason to believe that any of the Credit Parties’ Government Authorizations will be revoked or, if applicable, will not be renewed in the ordinary course. From and after the Closing Date, the Credit Parties shall preserve, renew (if applicable), and maintain in full force and effect all Government Authorizations necessary to conduct the business of the Credit Parties as now, heretofore or proposed to be conducted. Except as specified in Disclosure Schedule (3.6), each Credit Party has timely and fully paid and will continue to pay in full its contributions to the Universal Service Fund (“USF”) and any applicable regulatory fees imposed by the FCC. Each Credit Party has timely filed and will continue to file all reports and other filings required by the FCC, including, but not limited to, Forms 499-A and 499-Q. Each Credit Party has obtained all necessary authority under Section 214 of the Communications Act to provide service as it is currently conducted or hereafter proposed to be conducted. The Credit Parties shall promptly (and in any event within five (5) days after the discovery thereof) give written notice to the Lender of  any proceedings instituted or threatened against any Credit Party by or in any or before any Governmental Authority (including, without limitation, the FCC and the FAA), which, if adversely determined, could have a Material Adverse Effect.

All of the towers owned by the Credit Parties are obstruction-marked and lighted to the extent required by, and in accordance with, the rules and regulations of the FAA and appropriate notification to the FAA has been filed for each such tower where required by the rules and policies of the FCC. Such towers, including without limitation, the lighting system, shall be maintained in accordance with customary industry practice, and to the Credit Parties’ knowledge are in good operating condition and repair (subject to normal wear and tear).

Each Credit Party agrees to take any action which the Agent may reasonably request in order to cause the Agent or any Lender to obtain and enjoy the full rights and benefits granted to the Agent or Lender by this Agreement and the other Loan Documents, including specifically, at the cost and expense of the Credit Parties, the use of commercially reasonable efforts to assist in obtaining approval of the FCC or other Governmental Authority for any action or transaction contemplated by this Agreement or any Loan Document which is then required by law, and specifically, without limitation, upon request following an Event of Default, to prepare, sign and file (or cause to be filed) with the FCC or such other Governmental Authority the assignor’s, transferor’s or controlling person’s portion of any application or applications for consent to (i) the assignment of any FCC License or transfer of control thereof, (ii) any sale or sales of property constituting any Collateral by or on behalf of the Lender or (iii) any assumption by the Lender or its designees of voting rights or management rights in property constituting any Collateral effected in accordance with the terms of this Agreement.

3.7           Subsidiaries.
  Except as set forth in Disclosure Schedule (3.7), as of the Closing Date Borrower does not have any Subsidiaries.  One hundred percent (100%) of the issued and outstanding Stock of Borrower (excluding all rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is owned directly or indirectly by Holdings.

3.8           Government Regulation; Margin Regulations.
  Except as disclosed in Disclosure Schedule (3.8), no Credit Party is subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person’s ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Loan, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law.  No Credit Party is engaged, nor will it engage, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as “Margin Stock”).  No Credit Party owns any Margin Stock, and none of the proceeds of the Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock.  No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.9           Taxes; Charges.
  Except as disclosed in Disclosure Schedule (3.9) all tax returns, reports and statements required by any Governmental Authority to be filed by Borrower or any other Credit Party have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against any Credit Party or any Credit Party’s property.  Disclosure Schedule (3.9) sets forth as of the Closing Date those taxable years for which any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding.  As of the

Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

3.10           Payment of Obligations.
  Each Credit Party will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

3.11           ERISA.
  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to have a Material Adverse Effect.  Except as disclosed in Disclosure Schedule (3.11), the present value of all accumulated benefit obligations of the Credit Parties under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan when aggregated with the potential Withdrawal Liability, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans when aggregated with the potential Withdrawal Liability.  No Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability.

3.12           Litigation.
  No Litigation is pending or, to the knowledge of any Credit Party, threatened by or against any Credit Party or against any of Credit Party’s properties or revenues (a) with respect to any of the Loan Documents, the Loan, the Collateral, or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.  Each Credit Party shall notify the Agent promptly in writing upon learning of the existence, threat or commencement of any such Litigation.

3.13           Intellectual Property.
  The Credit Parties own, or are licensed to use, all such Intellectual Property necessary to conduct its business as currently conducted, or to permit the Agent to sell, transfer, rent, or use the Collateral upon the occurrence and during the continuation of an Event of Default, except for such Intellectual Property the failure of which to so own or be so licensed could not reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, the Credit Parties own or are licensed to use the Intellectual Property as set forth in Disclosure Schedule (3.13).  Each Credit Party shall maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority.

3.14           Full Disclosure.
  No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Loan Document, or to induce the Agent and the Lenders to execute the Loan Documents (as such information has been amended, supplemented or superseded by any other information later delivered to the same parties receiving such information, provided that the delivery of such amended, supplemented or superseding information shall not cure any Event of Default arising under Section 7.1(b) other than with respect to this Section 3.14), contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made.

3.15           Environmental Liabilities.
  Except as set forth in Disclosure Schedule (3.15), as of the Closing Date, (a) no Credit Party is subject to any Environmental Liabilities or, to any Credit Party’s knowledge, potential Environmental Liabilities, that could reasonably be expected to have a Material Adverse Effect and  (b) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Credit Party, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes, in each such case if such circumstance could reasonably be expected to have a Material Adverse Effect.  Each Credit Party: (i) shall comply in all material respects with all applicable Environmental Laws and environmental permits and (ii) shall notify the Agent in writing within seven (7) days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any real property owned, leased or occupied by a Credit Party if such Release could reasonably be expected to have a Material Adverse Effect.  Without limiting the foregoing, if a Default is continuing or if the Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or that there exist any Environmental Liabilities, in each case, that would have, in the aggregate, a Material Adverse Effect, then each Credit Party shall, promptly upon receipt of request from the Agent, cause the performance of, and allow the Agent access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Agent may from time to time reasonably request.  Such audits, assessments and reports, to the extent not conducted by the Agent shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Agent and shall be in form and substance reasonably acceptable to the Agent.

Insurance.
  As of the Closing Date, Disclosure Schedule (3.16) lists all insurance of any nature maintained by Borrower with respect to the Collateral as well as all liability insurance maintained by the Credit Parties, as well as a summary of the terms of such insurance.

(a)         Coverage.  Without limiting any of the other obligations or liabilities of the Credit Parties under this Agreement, the Credit Parties shall, during the term of this Agreement, carry and maintain, at its own expense, at least the minimum insurance coverage set forth in this Section 3.16. All insurance carried pursuant to this Section 3.16 shall be placed with such insurers having a minimum A.M. Best rating of A-:VIII (or as may be otherwise reasonably acceptable to the Agent) and be in such form, with terms, conditions, limits and deductibles as shall be reasonably acceptable to the Agent. The insurance required to be carried and maintained by Credit Parties hereunder shall, in all events, include the following:

(i)
All Risk Property Insurance.  The Credit Parties shall maintain, all risk property insurance covering against physical loss or damage, including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown).  Coverage shall be written on a replacement cost basis in an amount reasonably acceptable to Lender; and,

(ii)
Commercial General Liability Insurance.  The Credit Parties shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of not less than $1,000,000. Such coverage shall include, but not be limited to, premises/operations, broad form contractual liability, products/completed operations, property damage and personal injury liability; and,

(iii)
Excess/Umbrella Liability Insurance.  The Credit Parties shall maintain excess and/or umbrella liability insurance written on an occurrence basis in an amount not less than $15,000,000 providing coverage limits excess of the insurance limits required under sections (a)(ii).  Such insurance shall follow the form of the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates.

(b)         Endorsements.  The Grantors shall cause all insurance policies carried and maintained in accordance with this Section 3.16 to be endorsed as follows:

(i)
The Agent, on behalf of the Lenders, shall be an additional insured and loss payee with respect to property policy described in subsection (a)(i).  The Agent, on behalf of the Lenders, shall be an additional insured with respect to liability policies described in subsections (a)(ii) and, to the extent allowed by law (iii). It shall be understood that any obligation imposed upon a Grantor, including but not limited to the obligation to pay premiums, shall be the sole obligation of such Grantor and not that of the Agent; and,

(ii)
With respect to property policy described in subsection (a)(i), the interests of the Agent shall not be invalidated by any action or inaction of any Grantor or any other person, and shall insure the Agent regardless of any breach or violation by any Grantor or any other person, of any warranties, declarations or conditions of such policies; and,

(iii)	The insurers thereunder shall waive all rights of subrogation against the Agent, any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise; and,

(iv)
If such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any changes are initiated by any Grantor or the carrier which affect the interests of the Agent, such cancellation or change shall not be effective as to the Agent until 30 days (ten (10) days in the case of non-payment of premium) after receipt by the Agent of written notice from such insurer.

(c)         Certifications.  On the Closing Date, and at each policy renewal, but not less than annually, the Credit Party shall provide to the Agent a certification from each insurer or by an authorized representative of each insurer. Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions delineated in section (b) above for such insurance required for this Section 3.16.

(d)         Insurance Report.  Concurrently with the furnishing of all certificates referred to in this Section 3.16, the Credit Party shall furnish the Agent with a statement from an independent insurance broker, acceptable to the Agent, stating that (i) all premiums then due have been paid, (ii) in the opinion of such broker, the insurance then maintained by the Credit Party is in accordance with this Section 3.16, and (iii) such broker shall confirm to the Agent that the endorsements in section (b), above, have been or shall soon be, endorsed to each Credit Party’s relevant insurance policies.

Borrower shall direct all present and future insurers under its policies of insurance to pay all proceeds payable thereunder with respect to the Collateral directly to Lender for application pursuant to Section 1.11.  If any insurance proceeds are paid by check, draft or other instrument payable to Borrower and the Agent jointly, the Agent may endorse Borrower’s name thereon and do such other things as the Agent may deem advisable to reduce the same to cash.

3.16            Solvency.
  Both before and after giving effect to (a) any Loan, the issuance of the guaranties of the Obligations and the pledge of assets as security therefor by all of the Credit Party, (b) the disbursement of the proceeds of such Loan pursuant to the instructions of the Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and its Subsidiaries taken as a whole are Solvent.

3.17            Other Financings.
  Except as disclosed in Disclosure Schedule (3.18) attached hereto, none of the Credit Parties has outstanding as of the Closing Date any Indebtedness.

3.18           Conduct of Business.
  Each Credit Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect all of the Collateral and keep the same in good repair, working order and condition and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with manufacturer specifications and industry practices.

3.19           Further Assurances.
  At any time and from time to time, upon the written request of the Agent and at the sole expense of the Credit Party, the Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain the Agent’s rights in any Collateral, or (c) to enable the Agent to exercise all or any of the rights and powers herein granted.

3.20           Collateral/Maintenance of Property.

(a)         Each Credit Party holds and will continue to hold good title to any of its property constituting the Collateral and none of such property is or will be subject to any Liens except Permitted Encumbrances.

(b)         Each Credit Party shall (i) maintain and preserve in all material respects in good working order and condition the Collateral and all other of its property necessary in the conduct of its business, and such Collateral shall be maintained in accordance with all manufacturer’s suggested and recommended maintenance procedures, including preventive maintenance, (ii) maintain and preserve all material rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Governmental Authorities, and (iii) maintain the Collateral in compliance with all statutes, laws, ordinances, regulations, standards and directives (including environmental) by any Governmental Authority.

(c)         The Collateral shall not be located in, in transit to or used by a customer, in any state, nation or territory other than the 48 states comprising the continental United States, except for (a) the Collateral located in Israel with an aggregate value not exceeding $100,000 at any time and (b) certain immaterial items customarily carried by an employee in the ordinary course of business while traveling for business such as mobile phones, laptop computers and basic office supplies.  When not in transit to, or in use by, a customer of any Credit Party, the Collateral will primarily be located at the Chief Executive Office or a Rental Office.

3.21           Anti-Terrorism and Anti-Money Laundering Compliance.

(a)         No Credit Party and, after making due inquiry, no Person who owns a controlling interest in or otherwise controls a Credit Party, and no customer of a Credit Party to the actual knowledge of such Credit Party after due inquiry, is (i) listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list (“Other Lists” and, collectively with the SDN List, the “Lists”) maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, “OFAC Laws and Regulations”); or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”).  The OFAC Laws and Regulations and the Executive Orders are collectively referred to in this Agreement as the “Anti-Terrorism Laws”.  Each of the Credit Parties represents and warrants that it requires, and has taken reasonable measures to ensure compliance with the requirement, that no Person who owns any other direct interest in a Credit Party is or shall be listed on any of the Lists or is or shall be a Designated Person.  This Section 3.22 shall not apply to any Person to the extent that such Person’s interest in the Borrower is through a U.S. Publicly-Traded Entity.  As used in this

Agreement, “U.S. Publicly-Traded Entity” means a Person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a Person.

(b)         Each Credit Party represents and warrants to the Agent and each Lender that it has taken reasonable measures appropriate to the circumstances (and in any event as required by law), with respect to each holder of a direct or indirect interest in such Credit Party, to assure that funds invested by such holders in the Credit Parties are derived from legal sources (“Anti-Money Laundering Measures”).  The Anti-Money Laundering Measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq. (“BSA”), and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957 (collectively with the BSA, “Anti-Money Laundering Laws”).

(c)         Each Credit Party represents and warrants to the Agent and each Lender, to its actual knowledge after making due inquiry, that none of such Credit Party or any holder of a direct or indirect interest in such Credit Party (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

(d)         Each Credit Party represents and warrants to the Agent and each Lender that it has taken reasonable measures appropriate to the circumstances (in any event as required by law), to ensure that such Credit Party is in compliance with all current and future Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking.

3.22           Maintenance of Corporate Existence.
  Each Credit Party shall reserve and maintain (a) its legal existence and good standing under the laws of the jurisdiction of its incorporation or organization and (b) it rights (charter and statutory), privileges franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

3.23           Compliance with Laws, Etc.
  Each Credit Party shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except for such failures to comply that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.24           Landlord Agreements.
  Upon the request of the Agent, each Credit Party shall obtain a landlord or mortgagee waiver, as applicable, from the lessor of each leased property or mortgagee of any owned property with respect to each location where the Collateral and/or Books and Records are stored or located, which agreement shall be reasonably satisfactory in form and substance to the Agent.

3.25           Deposit Accounts; Cash Collateral Accounts.
  (a)  Each Grantor shall cause to be deposited directly all cash, checks, notes, drafts or other similar items relating to or constituting proceeds of or payments made in respect of any and all Collateral into one or more springing blocked accounts in such Grantor’s or Lender’s name (collectively, the “Controlled Accounts”) set forth in Disclosure Schedule (3.26) and subject to the Control Agreements.

(b)           Upon the request of Lender, each Grantor shall forward to the Agent, on a daily basis, evidence of the deposit of all items of payment received by such Grantor into any Controlled Accounts and copies of all such checks and other items, together with a statement showing the application of those items relating to payments on accounts to outstanding accounts and a collection report with regard thereto in form and substance satisfactory to Lender.

3.26           Assets of Holding.
  Holdings represents and warrants that as of the Closing Date it has no assets, and after the Closing Date will have no assets, other than its Ownership Interests of its Subsidiaries which have been pledged to the Agent as Collateral for the Obligations.  Except as expressly permitted by Sections 5.5 and 5.7, Holdings hereby agrees it shall not accept or receive any other assets from any other Credit Party.

3.27           After-acquired Property.
  Each Credit Party shall:

(a)Subject to this Section 3.28, with respect to any property acquired after the Closing Date by any Credit Party that is intended to be subject to the Lien created by any of the Loan Documents but is not so subject, promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver to the Agent such other documents as the Agent shall deem necessary or advisable to grant to the Agent for the benefit of the Lenders, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required hereunder in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Agent.  The Borrower shall otherwise take such actions and execute and/or deliver to the Agent such documents as the Agent shall require to confirm the validity, perfection and priority of the Lien hereunder on such after-acquired properties.

(b)With respect to any Person that is or becomes a Subsidiary (including any Foreign Subsidiary) after the Closing Date, promptly (and in any event within 30 days after such Person becomes a Subsidiary) (i) to the extent such certificates, stock powers, intercompany notes and instruments of transfer have been released, deliver to the Agent the original certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Credit Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Credit Party and (ii) cause such new Subsidiary (A) to execute a Joinder Agreement in the form of Exhibit H or such comparable documentation to become a Grantor and Guarantor (or a Credit Party in the case of any Government Funded SPE) under this Agreement, and (B) to take all actions necessary or advisable in the opinion of the Agent to cause the Lien created hereunder to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law (including any applicable foreign laws), including the execution by Borrower or the applicable Credit Party of a Joinder Agreement in the form of Exhibit H or such comparable documentation to the applicable Pledge Agreement and the filing of financing statements (or foreign equivalents) in such jurisdictions as may be reasonably requested by the Agent and to the extent such new Subsidiary owns Collateral which is located in the United States and subject to motor vehicle registration requirements, the noting or (having noted) of the Agent’s Lien on all certificates of title of such Collateral (except where such notation is not permitted under the laws of the applicable jurisdiction).

(c)         If at any time after the Closing Date, a Credit Party (other than any Government Funded SPE) shall acquire any fee or leasehold interest in any real property, such Credit Party shall deliver to the Agent, simultaneously with the closing of such acquisition, each in form and substance reasonably satisfactory to the Agent, the following: (i) a Mortgage conveying to the Agent a valid and enforceable first priority Lien on such real property, (ii) a title insurance policy or marked-up unconditional insurance binder (in each case, together with copies of all documents referred to therein) issued by a title insurance company reasonably satisfactory to the Agent, (iii) an ALTA (or TLTA, if applicable) as-built survey certified to the Lender (in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Agent), (iv) an environmental assessment and report, with reliance letter if necessary, (v) evidence regarding recording and payment of fees, insurance premium and taxes, in each case, that the Agent may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid Lien on such parcel of real property in favor of the Agent, subject only to such Liens as the Agent may approve, and (vi) an opinion of counsel in such state in which the acquired real property is located in form and substance and from counsel reasonably satisfactory to the Agent.

4.           FINANCIAL MATTERS; REPORTS

4.1           Reports and Notices.
  Until the Termination Date, the Credit Parties shall furnish to the Agent and each Lender:.

(a)         Quarterly Reports.  Within forty-five (45) days after the last day of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Credit Parties, the balance sheets of the Credit Parties on a consolidated basis as at the end of such Fiscal Quarters and as of the end of the preceding Fiscal Year, and the related statements of operations and the related statements of cash flows of the Credit Parties on a consolidated basis for such Fiscal Quarters and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Quarters, which shall set forth in comparative form such figures as at the end of and for such Fiscal Quarters and appropriate prior period and shall be certified by the Chief Financial Officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Credit Parties on a consolidated basis as at the end of such period and the results of operations for such period, and for the elapsed portion of the Fiscal Year ended with the last day of such period, subject only to normal year-end and audit adjustments and the absence of footnotes.

(b)         Annual Reports.  Within ninety (90) days after the end of each Fiscal Year of the Credit Parties, the audited consolidated balance sheet of the Credit Parties as of the end of such Fiscal Year and the related audited consolidated statements of operations for such Fiscal Year and for the previous Fiscal Year, the related audited consolidated statements of cash flow and stockholders’ equity for such Fiscal Year and for the previous Fiscal Year, which shall be accompanied by an opinion, without a going concern or similar qualification or an exception as to scope, prepared by Baker Tilly Virchow Krause, LLP or such other independent certified public accountant of recognized national standing reasonably acceptable to the Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower or any other Credit Party was not in compliance with the Financial Covenants set forth in Section 4.2 below insofar as they relate to accounting matters.

Financial Officer’s Certificate.  At the time the financial statements are furnished pursuant to Sections 4.1(a) and 4.1(b), a Compliance Certificate in the form attached as Exhibit E executed by a Responsible Officer of the Borrower as to the financial performance of the Credit Parties.

(c)         Annual Projections.  Within sixty (60) days after the commencement of each Fiscal Year of the Credit Parties, the Projections, which will be prepared by Borrower in good faith, with care and diligence, and using assumptions that are reasonable under the circumstances at the time such Projections are delivered to the Agent and disclosed therein when delivered.

(d)         Credit Parties Accounts.  Within fifteen (15) days after the end of each month, an Account Receivables Statement in the form attached hereto as Exhibit J or as otherwise mutually agreed upon by the Borrower and the Agent.

(e)         Perfection Certificate Supplement.  At the time the financial statements are furnished pursuant to Section 4.1(b), the Borrower shall provide to the Agent a Perfection Certificate Supplement in the form attached hereto as Exhibit I or as otherwise mutually agreed upon by the Borrower and the Agent executed by a Responsible Officer of the Borrower.

4.2           Financial Covenants.
  (a) Fixed Charge Coverage Ratio.  At any time Liquidity is less than $3,000,000 as of the last day of any Fiscal Quarter (or $3,500,000 as of the last day of the Fiscal Quarter ending December 31, 2011), the Credit Parties shall not permit the Fixed Charge Coverage Ratio for the trailing four Fiscal Quarter period most recently ended to be less than 1.15 to 1.00.

(b)           Senior Leverage Ratio.  As of the end of each Fiscal Quarter, the Credit Parties shall not permit the Senior Leverage Ratio to exceed 1.50 to 1.00:

4.3           [Intentionally Omitted].

4.4           Other Reports and Information.
  The Grantors shall advise the Agent in reasonable detail promptly after becoming aware of:  (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event that has had or could reasonably be expected to have a Material Adverse Effect.  The Grantors shall, upon request of the Agent, furnish to the Agent such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or any other Grantor or the Collateral as the Agent may reasonably request, all in reasonable detail.

5.           NEGATIVE COVENANTS

Borrower and each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without the Agent’s prior written consent, from the Closing Date until the Termination Date, neither Borrower nor any other Credit Party shall, directly or indirectly, by operation of law or otherwise:

5.1           Indebtedness.
  Cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except:  (a) the Obligations, (b) Indebtedness existing as of the Closing Date set forth in Disclosure Schedule (3.18), (c) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, (d) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement, (e) Indebtedness incurred by any Government Funded SPE that is recourse only to the assets of such Government Funded SPE and not recourse to any assets or properties of any other Credit Party and is incurred as a result of such Government Funded SPE’s participation in programs administered by the U.S. Department of Agriculture’s Rural Utilities Service (“RUS”), (f) additional Indebtedness (including Purchase Money Indebtedness) incurred after the Closing Date in an aggregate outstanding amount for all such Credit Parties combined not exceeding $3,000,000, (g) the Indebtedness evidenced by the Burlingame Note in a principal amount not to exceed $3,500,000 at any time outstanding and the Indebtedness evidenced by the Unsecured Bonds in a principal amount not to exceed ILS 75,726,517 at any time outstanding and (h) the Indebtedness owing to Reach Broadband in an amount not to exceed $750,000 at any time outstanding incurred in connection with the acquisition of Capital Assets from Reach Broadband as permitted by Section 5.3.

5.2           Liens.
  Incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for Permitted Encumbrances.

Investments; Fundamental Changes.
  Merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or make any investment in or, except as provided in Section 5.7 below, loan or advance to, any Person; provided, however, (i) any Borrower may form or acquire any direct or indirect Subsidiary after the Closing Date so long as within 10 business days after such formation or acquisition, such Subsidiary becomes a co-Borrower or Guarantor hereunder (or a Credit Party in the case of a Government Funded SPE), as applicable, and, except in the case of a Subsidiary that is a Government Funded SPE, grants to the Agent a Lien in all of its rights, title and interests in, to and under its Collateral to secure the Obligations, all pursuant to written documentation in form and substance reasonably satisfactory to the Agent in accordance with Section 1.12; provided, further, that no Credit Party shall transfer any assets or property to a new Subsidiary until all requirements of Section 1.12 have been met for such new Subsidiary and (ii) the Grantors may acquire the Capital Assets of Reach Broadband for a purchase price not to exceed $750,000.

5.3           Asset Sales.
  Sell, transfer, issue, convey, assign or otherwise dispose any of its assets or properties (including its accounts or any shares of its Stock) or engage in any sale-leaseback, synthetic lease or similar transaction, (an “Asset Sale”); provided, however, that:

(i)           any Grantor may transfer any of its Collateral to any other Grantor provided such Collateral remains subject to the Liens of the Agent under this Agreement to secure the Obligations (it being understood and agreed that no Grantor may transfer any of its assets, properties, Loan proceeds or Collateral to any Government Funded SPE except as provided in clauses (iv) and (v) of this Section 5.4);

 (ii)           any Grantor may rent or lease Collateral, or sell inventory or obsolete or unnecessary equipment, in each case, in the ordinary course of business;

(iii)           any Grantor may make Permitted Dispositions; provided that all such Permitted Dispositions shall not exceed $500,000.00 in the aggregate in any Fiscal Year;

(iv)           absent a Default (both before and, on a pro forma basis, after giving effect to any proposed payments made pursuant to clauses (x) and (y) below), the Grantors shall be permitted to transfer (x) at any time during any Fiscal Month, an amount not to exceed $300,000 in the aggregate during such Fiscal Month; provided, however, that the aggregate amount of such transfers from the Closing Date through the Termination Date shall not exceed $4,750,000 (the Credit Parties hereby acknowledge that the Grantors have committed to make transfers pursuant to the certain NTS Funding Certification Letter dated March 24, 2010 from NTS Communications, Inc. to Pride Network, Inc. in an aggregate amount up to $6,000,000 and have already, prior to the Closing Date, made transfers in an aggregate amount equal to $1,250,000) and (y) cash within five Business Days prior to each RUS Payment Date to a Government Funded SPE in an amount equal to the greater of (a) the aggregate cash actually received by any such Grantor in respect of sales or services to such Government Funded SPE’s customers during the most recently ended Fiscal Month, net of all amounts owing to any Grantor under the related Government Funded SPE Servicing Agreement in respect of such Fiscal Month and (b) an amount equal to the regularly scheduled principal and accrued interest due on such RUS Payment Date to the RUS under the related Government Funded Loan Agreement;

(v)           if a Default has occurred and is continuing (or would result after giving effect to any proposed payment described in clause (iv) immediately above), the Grantors shall be permitted to transfer cash within five Business Days prior to each RUS Payment Date to a Government Funded SPE in an amount equal to the aggregate cash actually received by any such Grantor in respect of sales or services to such Government Funded SPE’s customers during the most recently ended Fiscal Month, net of all amounts owing to any Grantor under the related Government Funded SPE Servicing Agreement in respect of such Fiscal Month;

(vi)           Xfone, Inc. may issue shares of its Stock in a public offering or private placement to raise equity provided that the net cash proceeds of any such sale or issuance are immediately upon receipt by any Credit Party paid to the Agent to be applied to the payment of the Loan if a Default has occurred and is continuing; and

(vii)           Xfone, Inc. may issue Stock options to its employees in connection with a customary stock option plan on substantially similar terms as in effect on the Closing Date or as may otherwise be approved by a majority of the public shareholders of Xfone, Inc.

5.4           Restricted Payments.
  Make or permit any Restricted Payment.

5.5           Changes in Nature of Business.
  Make any changes in any of its business objectives, purposes, or operations that could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect, or engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Lender on the Closing Date.

5.6           Transactions with Affiliates.
  Enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances and payments by a Credit Party on behalf of another Credit Party) other than (a) loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $50,000, (b) payroll and other administrative expenses incurred in connection with the Israel Office, (c) loans to Holdings by the other Credit Parties to permit Holdings to make payments of regularly scheduled principal and interest on Indebtedness permitted by Section 5.1(g) in respect of the Unsecured Bonds and the Burlingame Note, in each case, so long as no Default or Event of Default exists at the time such loan is to be made and no Default shall result after making any such loan to Holdings or (d) any Borrower may make intercompany transfers to any other Borrower.

5.7           Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments.
  Incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting the ability of (a) any Subsidiary of Borrower to make Restricted Payments to, or investments in, or repay Indebtedness or otherwise sell property to, any Credit Party or (b) any Credit Party (other than any Government Funded SPE) to incur or suffer to exist any Lien upon any property of any Credit Party, whether now owned or hereafter acquired, securing any of its Obligations (including any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (x) pursuant to the Loan Documents and (y) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvement or construction is financed by Purchase Money Indebtedness in reliance upon Section 5.1(b) or (f) set forth in the Contractual Obligations governing such Indebtedness with respect thereto.

5.8           Modification of Organizational Documents.
  Amend, waive, or otherwise modify its charter or by-laws or other Organizational Documents.

5.9           Accounting Changes; Fiscal Year.
   Change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law or (b) its Fiscal Year or its method for determining Fiscal Quarters.

5.10           Changes to Name, Locations, Etc.
  (a) Change (i) its name, chief executive office, corporate offices from those set forth on Disclosure Schedule (3.2), (ii) its warehouses or other Collateral locations, or location of its records concerning the Collateral from those locations set forth on Disclosure Schedule (3.2), (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization or (v) its state of incorporation or organization from that set forth on Disclosure Schedule (3.2) or (b) acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving 30 days’ prior written notice thereof to the Agent and taking all actions deemed necessary or appropriate by the Agent to continuously protect and perfect the Agent’s Liens upon the Collateral.

5.11           Bank Accounts.
  Establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Disclosure Schedule (3.26)) (i) without notifying the Agent within three Business Days of the establishment of any such bank account and provided that such Credit Party has implemented agreements with such bank or financial institution and the Agent acceptable to the Agent within five Business Days of the establishment of such bank account, and (ii) after the occurrence and continuance of a Default, without the Agent’s prior written consent, and then only after such Credit Party has implemented agreements with such bank or financial institution and the Agent acceptable to the Agent.

5.12           Margin Regulations.
  No Credit Party shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock in contravention of Regulation U of the Federal Reserve Board.

5.13           Compliance with ERISA.
  No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, reasonably be expected to result in liabilities in excess of $50,000.  No Credit Party shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Plan.

5.14           Hazardous Materials.
  No Credit Party shall cause or suffer to exist any Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Credit Party), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.

5.15           Amendments to Certain Documents.
  Make or permit any amendments or modifications to any document, instrument or any other agreement related to any Government Funded SPE Loan Agreement, any Government Funded SPE Servicing Agreement, the Unsecured Bonds, the

Burlingame Securities Purchase Agreement and the Burlingame Note, in each case without the prior written consent of the Agent, which consent shall not be unreasonably withheld.

6.           SECURITY INTEREST

6.1           Grant of Security Interest.

(a)         As collateral security for the prompt and complete payment and performance of the Obligations, each Borrower and any other Credit Party (other than any Government Funded SPE) executing this Agreement hereby grants to the Agent, for the benefit of the Lenders, a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

(i)           all accounts;

(ii)           all deposit accounts;

(iii)           all other bank accounts and all funds on deposit therein; all money, cash and cash equivalents;

(iv)           all investment property;

(v)           all Stock (other than the publicly traded shares of Stock issued by Xfone, Inc.);

(vi)           all goods (including inventory, equipment and fixtures);

(vii)           all chattel paper, documents and instruments;

(viii)           all Books and Records;

(ix)           all general intangibles (including all Intellectual Property, contract rights, choses in action, payment intangibles and software);

(x)           all letter-of-credit rights;

(xi)           all commercial tort claims;

(xii)           all FCC Licenses, including, without limitation, the right to receive monies, proceeds, or other consideration in connection with the sale, assignment, transfer, or other disposition of any FCC Licenses, the proceeds from the sale of any FCC Licenses or any goodwill or other intangible rights or benefits associated therewith, including without limitation all right of each Grantor to (A) transfer, assign or otherwise dispose of its rights, title and interests, if any, under or in respect of such FCC Licenses, (B) exercise any rights, demands and remedies against the lessor, licensor or other parties thereto, and (C) all rights of such Grantor to receive proceeds of any insurance, indemnities, warranties, guaranties or claims for damages in connection therewith; provided, however that such security interest does not include at any time any FCC License to the extent (but only to the extent) that at such time the Agent may not validly possess a security interest directly in the FCC License pursuant to applicable federal law, including the Communications Act of 1934, as amended, and the rules, regulations and policies promulgated thereunder, as in effect at such time, but such security interest does include at all times all proceeds of the FCC Licenses, and the right to receive all monies, consideration, economic value and proceeds (the “Economic Value of the FCC Licenses”) derived from or in connection with the sale, assignment, transfer, or other disposition of the FCC Licenses (The right to receive the Economic Value of the FCC Licenses shall be deemed a lien held by the Lenders that attaches upon execution of this Agreement.);

(xiii)           all supporting obligations; and

(xiv)           to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing (all of the foregoing, collectively, the “Collateral”).

Each Borrower, the Agent, each Lender and each other Grantor agrees that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of the Agent for the benefit of the Lenders.  Each Grantor represents, warrants and promises to the Agent and each Lender that: (i) such Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to this Agreement, free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule (6.1) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Agent in duly executed form) and the filing of UCC-3 financing statements with respect to the Collateral, will constitute valid perfected security interests in all of the Collateral in favor of the Agent, for the benefit of the Lenders, as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Grantor and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances that have priority by operation of law; and (iii) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances.  Each Grantor promises to defend the right, title and interest of the Agent in and to the Collateral against the claims and demands of all Persons.

6.2           Agent’s Rights.
  Each Grantor, with respect to each property where any Collateral is located that is owned, leased or controlled by any Grantor, during normal business hours and upon reasonable advance notice shall (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and the Agent shall have access at any and all times):  (i) provide access to such property to the Agent and any of its officers, employees and agents, as frequently as the Agent determines to be appropriate, (ii) permit the Agent to inspect, review, evaluate and make physical verifications and appraisals of the Collateral in any manner and through any medium that the Agent considers advisable, and each Grantor agrees to render to the Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto, and (iii) permit the Agent to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of such Grantor’s Books and Records.

6.3           Agent's Appointment as Attorney-in-fact.
  On the Closing Date, each Grantor shall execute and deliver a Power of Attorney in the form attached as Exhibit D. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Agent under each Power of Attorney are solely to protect Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent agrees not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing.  Each Grantor also hereby (i) authorizes Agent to file any financing statements, continuation statements or amendments thereto that (x) cover the Collateral, and (y) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Agent to have filed any such financial statements, if filed prior to the date hereof.  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any such financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

6.4           Grant of License to Use Intellectual Property Collateral.
  Solely for the purpose of enabling the Agent to exercise rights and remedies under Section 7.2 hereof (including, without limiting the terms of Section 7.2 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) upon the occurrence and during the continuation of an Event of Default, each Grantor hereby grants to the Agent an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to such Grantor) to use, transfer, license or sublicense any Intellectual Property relating to any of the Collateral now owned, licensed to, or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.  For the avoidance of doubt, such license shall be the only rights granted to Lender under this Agreement in any Intellectual Property.

6.5Duties of Agent.
  Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account.  The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral and shall not impose any duty upon Agent to exercise any such powers.  Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Agent in good faith.

7.           EVENTS OF DEFAULT: RIGHTS AND REMEDIES

7.1           Events of Default.
  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing until waived in writing by the Agent in accordance with Section 9.3 or cured in accordance with the terms and conditions of this Agreement:

(a)         Borrower shall fail to pay the full amount of any Installment or any part thereof in respect of the Loan when due and payable or declared due and payable in accordance with the terms hereof; or the Borrower shall fail to pay any other Obligations within three Business Days after such interest or any other Obligation becomes due and payable in accordance with the terms hereof or any other Loan Document; or

(b)         any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to the Agent by the Borrower or any other Credit Party shall be untrue or incorrect in any material respect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

(c)         Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, or other terms or provisions contained in clause (i)(A) of Section 3.1(a), Section 3.16, Section 3.21, Section 3.22, Section 4.2, each subsection of Section 5, and each subsection of Section 6 of this Agreement; or

(d)         Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, or other terms or provisions contained in Section 3.28 of this Agreement, and such failure or neglect shall continue unremedied for a period of 3 Business Days; or

(e)         Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, or other terms or provisions contained in Section 4.1 of this Agreement, and such failure or neglect shall continue unremedied for a period of 10 Business Days; or

(f)         Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, or other terms or provisions contained in this Agreement or any of the other Loan Documents (other than as specified in paragraphs (a) through (d) above), and such failure or neglect shall continue unremedied for a period of 30 days; or

(g)         an event of default shall occur under any Contractual Obligation of the Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate original principal amount exceeding $500,000, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate original principal amount exceeding $500,000 to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or

(h)         there shall be commenced against the Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed, undismissed or unbonded for sixty (60) consecutive days; or Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(i)         a case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed, unstayed or unbonded for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

(j)         Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraph (i) of this Section 7.1 or clauses (i) and (ii) of this paragraph (i), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(k)         a final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered against Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies have not disclaimed coverage, or (ii) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment; or

(l)         any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to the Agent shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral with a fair market value greater than $25,000 (or any Credit Party shall so assert any of the foregoing); or

(m)         a Change of Control shall have occurred with respect to any Credit Party; or

(n)         an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to have Material Adverse Effect; or

(n)         a Material Adverse Effect shall have occurred; or

(o)         an event of default shall occur under any other Loan Document.

7.2           Remedies.

(a)         If any Event of Default shall have occurred and be continuing, the Agent may, take any one or more of the following actions: (i) by notice to Borrower declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to the Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in clause (i) of either Sections 7.1(i) or (j), the Obligations shall become immediately due and payable (and any obligation of Lender to make the Loan, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by the Agent.

(b)         Without limiting the generality of the foregoing, each Grantor expressly agrees that upon the occurrence and during the continuance of any Event of Default, the Agent may collect, receive, assemble, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Agent shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right of equity of redemption, which right each Grantor hereby releases.  Such sales may be adjourned, or continued from time to time with or without notice.  The Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as the Agent deems necessary or advisable.

(c)         Upon the occurrence and during the continuance of an Event of Default and at the Agent’s request, Borrower and each other Grantor further agrees, to assemble the Collateral and make it available to the Agent at places that the Agent shall reasonably select, whether at its premises or elsewhere.   During the continuance of an Event of Default, until the Agent is able to effect a sale, lease, or other disposition of the Collateral, the Agent shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. The Agent shall have no obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the

Agent.  During the continuance of an Event of Default, the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Agent’s remedies with respect thereto without prior notice or hearing.  To the maximum extent permitted by applicable law, Borrower and each other Grantor waives all claims, damages, and demands against the Agent, each Lender, their Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person.  Borrower and each other Grantor agrees that ten (10) days’ prior notice by the Agent to such Grantor of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Borrower and each other Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Agent and each Lender are entitled.

(d)         The Agent’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that the Agent may have under any Loan Document or at law or in equity.  Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3           Waivers by Credit Parties.
  Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives:  (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents; (b) all rights to notice and a hearing prior to the Agent’s taking possession or control of, or to the Agent’s replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing the Agent or any Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.  Borrower  and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

7.4           Proceeds.
  The Proceeds of any sale, disposition or other realization upon any Collateral during the continuance of an Event of Default shall be applied by the Agent upon receipt to the Obligations in such order as the Agent may deem advisable in its sole discretion and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by the Agent of any other amount required by any provision of law, including Sections 9-608(a)(1) and 9-615(a)(3) of the Code (but only after the Agent has received what the Agent considers reasonable proof of a subordinate party’s security interest), the surplus, if any, shall be paid to the applicable Grantor or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

8.           SUCCESSORS AND ASSIGNS

(a)  Each Loan Document shall be binding on and shall inure to the benefit of Borrower and each other Credit Party executing such Loan Document, the Agent, each Lender and their respective successors and assigns, except as otherwise provided herein or therein.  If more than one party signs this instrument as Borrower, then the term “Borrower” as used herein shall mean all of such parties, jointly and severally.  Neither Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of the Agent .  Any such purported conveyance by Borrower or such Credit Party without the prior express written consent of the Agent shall be void.  There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents.  Each Lender reserves the right at any time to create and sell participations in the Loan and the Loan Documents to any other Person (a “Participant”) and to sell, transfer or assign any or all of its rights in the Loan and under the Loan Documents to any other Person (an “Assignee”). Any such sale, transfer or assignment shall be effected by a written assignment agreement (an “Assignment Agreement”) delivered to the Person who is the Lender on the Closing date (the “Initial Lender”).  The Initial Lender shall, on behalf of the Borrower and acting for this purpose as an agent of the Borrower, maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender and the principal amount of the Term Loan owing to each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and each Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  Any assignment of the Term Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of the Term Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of such Note evidencing the Loan, accompanied by a duly executed Assignment Agreement or transfer; thereupon a new Note in the same aggregate principal amount shall be issued to the designated Assignee, and the old Note shall be returned to the Borrower marked “canceled.”  The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(b)            Lender (and any Participant or Assignee), if it is not a “U.S. Person” as defined in Section 7701(a)(30) of the IRC (a “Non-U.S. Lender”), shall deliver to the Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the IRC with respect to payments of “portfolio interest,” a certificate in form and substance acceptable to the Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Credit Parties under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation).  In addition, each Non-U.S. Lender shall deliver such forms within ten (10) Business Days after receipt of a written notification from the Borrower that any form previously delivered by such Non-U.S. Lender is invalid or is due to expire or to become obsolete.  Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.  A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

9.AGENT

9.1Appointment and Duties.

(a)Appointment of Agent.  Each Lender hereby appoints ICON AGENT, LLC (together with any successor Agent pursuant to Section 9.8) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b)Duties as Collateral and Disbursing Agent.  Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 7.1(i) or (j) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Lenders with respect to any Obligation in any proceeding described in Section 7.1(i) or (j) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for each Lender for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)Limited Duties.  Under the Loan Documents, Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

9.2Binding Effect.
  Each Lender agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

9.3Use of Discretion.

(a)No Action without Instructions.  Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b)Right Not to Follow Certain Instructions.  Notwithstanding clause (a) above, Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, Agent receives an indemnification satisfactory to it from the Lenders against all costs, expenses, claims, actions or liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Agent or any Related Person thereof or (ii) that is, in the opinion of Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

9.4Delegation of Rights and Duties.
  Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender).  Any such Person shall benefit from this Section 9 to the extent provided by Agent.

9.5Reliance and Liability.

(a)Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 8(a), (ii) rely on the Register to the extent set forth in Section 8(a), (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document (x) with the consent or at the request of the Required Lenders or (y) in the absence of its own gross negligence or willful misconduct, and each Lender, Borrower and each other Credit Party to this Agreement hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Agent:

(i)shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii)shall not be responsible to any Lender for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)makes no warranty or representation, and shall not be responsible, to any Lender for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv)shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and Borrower and each other Credit Party to this Agreement hereby waives and agrees not to assert any right, claim or cause of action it might have against Agent based thereon.

9.6Agent Individually.
  Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor.  To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders.

9.7Expenses; Indemnities.

(a)Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand for such Lender’s pro rata share with respect to the Loan of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), from and against such Lender’s aggregate pro rata share with respect to the Loan of the costs, expenses, claims and liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

9.8Resignation of Agent.

(a)Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if not such date is set forth therein, upon the date such notice shall be effective.  If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent.  If, within 30 days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders.  Each appointment under this clause (a) shall be subject to the prior consent of Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

(b)Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 9.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

9.9Release of Collateral.
  Each Lender hereby consents to the release and hereby directs Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by Agent for the benefit of the Lenders against (i) any Collateral that is sold by a Credit Party in an Asset Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any property subject to a Lien permitted hereunder to secure Purchase Money Indebtedness and (iii) all of the Collateral and all Credit Parties, upon the Termination Date.  Each Lender hereby directs Agent, and Agent hereby agrees, upon receipt of reasonable advance notice from Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the Liens when and as directed in this Section 9.9.

10.           MISCELLANEOUS

10.1           Complete Agreement; Modification of Agreement.
  This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied).  No Loan Document may be modified, altered or amended except by a written agreement signed by Lender, and each other Credit Party a party to such Loan Document.  Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether the Loan has been funded at that time.

10.2           Expenses.
  Borrower agrees to pay or reimburse the Agent (but not any Assignee or Participants) for all costs and expenses (including the reasonable fees and expenses of all counsel retained in connection therewith), incurred in connection with:  (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) any amendment, waiver or other  modification with respect to any Loan Document or advice in connection with the administration of the Loan or the rights thereunder; and (d) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of the Agent, Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise, provided however, that upon the occurrence and during the continuation of an Event of Default, Borrower agrees to pay or reimburse the Agent(but not any Assignee or Participants) for all additional costs and expenses (including the reasonable fees and expenses of all counsel, advisors, consultants and auditors retained in connection therewith), incurred in connection with any effort (i) to monitor the Loan, (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

10.3           No Waiver.
  Neither the Agent’s failure, at any time, to require strict performance by Borrower or any other Credit Party of any provision of any Loan Document, nor the Agent’s or any Lender’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of the Agent thereafter to demand strict compliance and performance therewith,. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, and shall not be construed as a bar to any right or remedy that the Agent or any Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower or any other Credit Party to the Agent contained in any Loan Document and no Default by Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by the Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of the Agent or the Lenders, as applicable, and directed to Borrower, specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and neither the Agent nor any Lender shall, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

10.4           Severability; Section Titles.
  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document.  Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or any other Credit Party or the rights of the Agent relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Maturity Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date.  The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between parties hereto.

10.5           Authorized Signature.
  Until the Agent shall be notified in writing by Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by the Agent or any of the Agent’s officers, agents, or employees to be that of an officer of Borrower or such other Credit Party shall bind Borrower and such other Credit Party and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrower’s or such other Credit Party’s Board of Directors, and the Agent shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance thereon shall have actual knowledge to the contrary.

10.6           Notices.
  Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement or any other Loan Document, each communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule C or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  Failure or delay in delivering copies of any such communication to any Person (other than Borrower, any other Credit Party, the Agent or any Lender) designated in Schedule C to receive copies shall in no way adversely affect the effectiveness of such communication.

10.7           Counterparts.
  Any Loan Document may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument.  Any Loan Document may be authenticated by manual signature, facsimile or, if approved in writing by Lender, electronic means, all of which shall be equally valid.

10.8           Time of the Essence.
  Time is of the essence for performance of the Obligations under the Loan Documents.

10.9           GOVERNING LAW.
  THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAWS OF NEW YORK.

10.10           SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)         BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER, BORROWER AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE C OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER’S OR

SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(b)         THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

10.11            Press Releases.
Neither any Credit Party nor any of its Affiliates will in the future issue any press release or other public disclosure using the name of ICON Agent, LLC or its affiliates or referring to this Agreement or the other Loan Documents without prior notice to the Agent and without the prior written consent of the Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with the Agent before issuing such press release or other public disclosure.  Notwithstanding anything to the contrary in this Section 10.11, any Credit Party may make such public disclosures with respect to the transactions contemplated by the Loan Documents in connection with all regular and periodic reports (including without limitation any Form 8-Ks) and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority.  The Borrower hereby authorizes the Agent to make mention of the Agent’s participation in this transaction (a) in its public filings as required by the Securities and Exchange Commission and (b) in its marketing, sales materials, printed media, tombstones or web-based material, provided, however the aforementioned materials shall contain only the name of the Borrower, a description of the transaction, the amount of the Loan, the term of the Loan and a description of the Collateral and use of such materials described in this clause (b) shall only occur after the Borrower has publicly disclosed this transaction.

10.12           Reinstatement.
  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by the Agent  or the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

10.13USA PATRIOT Act Notice and Customer Verification.
  Each Lender that is subject to the USA PATRIOT Act and the Agent (for itself and not on behalf of such Lender) hereby notify Borrower that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act, they are required to obtain, verify and record information that identifies each Credit Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or Agent, as applicable, to verify the identity of each Credit Party.  This information must be delivered to such Lender and Agent no later than five days prior to the Closing Date and thereafter promptly upon request.  This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Agent.

11.GUARANTEE

11.1           The Guarantee.
  The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to Agent and the Lenders and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code whether or not any such interest, fees, costs or charges are allowed in any proceeding thereunder) the Loan made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to Agent and the Lenders by any Credit Party under any Loan Document (such obligations being herein collectively called the “Guaranteed Obligations”).  The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

11.2           Obligations Unconditional.
  The obligations of the Guarantors under Section 11.1 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or

Guarantor (except for payment in full).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)             at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)             any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)             the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)             any Lien or security interest granted to, or in favor of any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v)             the release of any other Guarantor pursuant to Section 11.9.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Agent or any Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations.  The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Agent or any Lender upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and Agent or any Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Agent or any Lender, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by Agent or any Lender or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of Agent and the Lenders, and their respective successors and assigns.

11.3           Reinstatement.
  The obligations of the Guarantors under this Section 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Credit Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

11.4           Subrogation; Subordination.
  Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.1, whether by subrogation or otherwise, against Borrower or any Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.  Any Indebtedness of any Credit Party permitted pursuant to Section 5.1(d) shall be subordinated to such Credit Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

11.5           Remedies.
  The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 7.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 7.2) for purposes of Section 11.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.1.

11.6           Instrument for the Payment of Money.
  Each Guarantor hereby acknowledges that the guarantee in this Section 11 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

11.7           Continuing Guarantee.
  The guarantee in this Section 11 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

11.8           General Limitation on Guarantee Obligations.
  In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Credit Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

11.9           Release of Guarantors.
  If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is Borrower or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.2 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Loan Document and the pledge of such Equity Interests to Agent pursuant to the Loan Documents shall be automatically released, and, so long as Borrower shall have provided Agent such certifications or documents as Agent shall reasonably request, Agent shall take such actions as are necessary to effect each release described in this Section 11.9 in accordance with the relevant provisions of the Loan Documents, so long as Borrower shall have provided Agent such certifications or documents as Agent shall reasonably request in order to demonstrate compliance with this Agreement.

11.10           Right of Contribution.
  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.4.  The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

[Remainder of Page Intentionally Left Blank, Next Page is Signature Page]

IN WITNESS WHEREOF, this Loan, Guarantee and Security Agreement has been duly executed as of the date first written above.

XFONE, INC., as a Guarantor and Grantor

By: /s/ Guy Nissenson
Name: Guy Nissenson
Title: CEO

XFONE USA, INC., as Borrower and Grantor

By: /s/ Brad Worthington
Name: Brad Worthington
Title: President

NTS COMMUNICATIONS, INC., as Borrower and Grantor

By: /s/ Brad Worthington
Name: Brad Worthington
Title:  President

GULF COAST UTILITIES, INC., as Borrower and Grantor

By: /s/ Brad Worthington
Name: Brad Worthington
Title: President

EXPETEL COMMUNICATIONS, INC., as Borrower and Grantor

By: /s/ Brad Worthington
Name: Brad Worthington
Title: President

PRIDE NETWORK, INC., as Government Funded SPE and Credit Party

By: /s/ Brad Worthington
Name: Brad Worthington
Title: President

NTS CONSTRUCTION COMPANY, as Borrower and Grantor

By: /s/ Brad Worthington
Name: Brad Worthington
Title: President

GAREY M. WALLACE COMPANY, INC., as Borrower and Grantor

By: /s/ Brad Worthington
Name: Brad Worthington
Title: President

MIDCOM OF ARIZONA, INC., as Borrower and Grantor

By: /s/ Brad Worthington
Name: Brad Worthington
Title: President

COMMUNICATIONS BROKERS, INC., as Borrower and Grantor

By: /s/ Brad Worthington
Name: Brad Worthington
Title: President

NTS TELEPHONE COMPANY, LLC, as Government Funded SPE andCredit Party

By: /s/ Jerry Hoover
Name: Jerry Hoover
Title: Manager

N.T.S. MANAGEMENT COMPANY, L.L.C., as Borrower and Grantor

By: /s/ Brad Worthington
Name: Brad Worthington
Title: Manager

ICON AGENT, LLC, as Agent for the Lenders

By:  IEMC Corp., its Manager

By:  /s/ David J. Verlizzo
Name: David J. Verlizzo
Title: Senior Vice President, Business and Legal Affairs

ICON ECI PARTNERS, L.P., as a Lender

By:  ICON ECI GP, LLC, its General Partner

By: /s/ David J. Verlizzo
Name: David J. Verlizzo
Title: Senior Vice President, Business and Legal Affairs

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FIFTEEN, L.P., as a Lender

By:  ICON GP 15, LLC, its General Partner

By: /s/ David J. Verlizzo
Name: David J. Verlizzo
Title: Senior Vice President, Business and Legal Affairs

HARDWOOD PARTNERS, LLC, as a Lender

By:  John Koren, its Manager

By: /s/ John Koren
Name: John Koren
Title: Manager

SCHEDULE A - DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

“Account Statement” means that certain account statement delivered by the Borrower to the Agent pursuant to Section 4.1(e) in substantially the form of Exhibit J.

“Adjusted EBITDA” means, for any period, the consolidated net income during such period of the Credit Parties, plus without duplication and to the extent deducted in determining such consolidated net income, interest expense, consolidated income tax and property tax expense, depreciation and amortization expense and stock based compensation for such period, but excluding (a) any gains or losses on any Asset Sale for such period and (b) non-recurring, non-cash gains or losses for such period, in each case determined on a consolidated basis for the Credit Parties in conformity with GAAP.

“Affiliate” means, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power for the election of directors of such Person or (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person.  For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Change of Control” means any Change of Control that arises out of a transaction with any Affiliate of any Credit Party.

“Agreement” means this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by the Borrower and the Agent.

“Anti-Money Laundering Laws” has the meaning given to such term in Section 3.22.

“Anti-Money Laundering Measures” has the meaning given to such term in Section 3.22.

“Anti-Terrorism Laws” has the meaning given to such term in Section 3.22.

“Applicable Reinvestment Period” has the meaning given to such term in Section 1.11.

“Asset Sale” has the meaning given to such term in Section 5.4.

“Assignee” has the meaning given to such term in Section 8(a).

“Assignment Agreement” has the meaning given to such term in Section 8(a).

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or each Grantor’s business.

“Borrower” means the Persons identified as such in the preamble of this Agreement and references to Borrower shall mean any one Borrower and the collective reference to all Borrowers.

“BSA” has the meaning given to such term in Section 3.22.

“Burlingame Note” means the note made by Holdings pursuant the Burlingame Securities Purchase Agreement in a principal amount equal to $3,500,000.

“Burlingame Securities Purchase Agreement” means that certain securities purchase agreement between Holdings and Burlingame Equity Investors, LP dated as of March 23, 2010.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Capital Asset” means, with respect to any Person, all equipment, fixed assets and Real Property or improvements of such Person, or replacements or substitutions thereof or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person.

“Capital Expenditures” means, for any period, without duplication, all expenditures made directly or indirectly by the Credit Parties during such period for Capital Assets and which were not financed by the incurrence of Indebtedness, accrued as a liability, or purchased with the proceeds of grants or loans by the RUS to any Government Funded SPE.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

“Capital Lease Obligation” means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

“Cash Collateral Account” means a deposit or investment account of a Grantor that is (i) subject to a first-priority security interest in favor of Lender to secure the Obligations and that is perfected by control pursuant to a duly executed and delivered Control Agreement in form and substance reasonably satisfactory to Lender, and (ii) established and used solely for the purpose of holding any Involuntary Disposition Proceeds prior to the use thereof pursuant to Section 1.11.

“Casualty Event” means any involuntary loss of title or ownership, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by a Governmental Authority) of, any property of a Credit Party.  “Casualty Event” shall include but not be limited to any taking of all or any part of any real property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any real property of any Person or any party thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“Change of Control” means any event, transaction or occurrence as a result of which (a) a single Person, or a group of Persons acting together, acquires and controls all of the economic and voting rights associated with ownership of at least fifty percent (50.0%) of any voting class of the outstanding Ownership Interests of Holdings on a fully diluted basis, (b) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding Ownership Interests of Xfone USA, Inc. and NTS Communications, Inc., (c) Xfone USA, Inc. ceases to own and control all of the economic and voting rights associated with all of the outstanding Ownership Interests of Gulf Coast Utilities, Inc. and eXpeTel Communications, Inc. and (d) NTS Communications, Inc. ceases to own and control all of the economic and voting rights associated with all of the outstanding Ownership Interests of PRIDE Network, Inc., NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers, Inc., NTS Telephone Company, LLC and NTS Management Company, LLC.

“Charges” means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Credit Party, (iv) the ownership or use of any assets by any Credit Party, or (v) any other aspect of any Credit Party’s business.

“Chief Executive Office” means the office located at 5307 West Loop 289, Lubbock, Texas 79414.

“Closing Certificate” means that certain closing certificate of Borrower delivered to the Agent as of the Closing Date in substantially the form of Exhibit G.

“Closing Date” means the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by the Agent, and the Loan has been made.

“Closing Fee” has the meaning assigned to it in Section 1.6.

“Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

“Collateral” has the meaning assigned to it in Section 6.1.

“Commencement Date” means November 1, 2011.

“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense for such period, (b) United States, state, local and foreign income and property taxes expense of the Credit Parties, for such period, determined on a consolidated basis in accordance with GAAP, (c) the aggregate amount of scheduled principal payments in respect of all Indebtedness of the Credit Parties during such period.

“Consolidated Interest Expense” means, for any period, consolidated cash interest expense (including all associated fees required to be accounted for as interest expense in accordance with GAAP and imputed interest on Capital Lease Obligations) during such period of the Credit Parties, determined on a consolidated basis for the Credit Parties in conformity with GAAP.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means a deposit account control agreement and/or lock box agreement among any financial institution at which a Cash Collateral Account, Controlled Account or the Restricted Cash Account, as applicable, is maintained, the Agent and the applicable Credit Party, in form and substance acceptable to the Agent , which shall provide, among other things, that such financial institution executing such agreement has no rights of setoff or recoupment or any other claim against such Cash Collateral Account, Controlled Account or Restricted Cash Account, as applicable, other than for payment of its service fees and other charges directly related to the administration of such account, and shall give the Agent “control” of such Cash Collateral Account, Controlled Account or Restricted Cash Account, as applicable, as such term is defined in Section 9-104 of the Code.

“Controlled Accounts” has the meaning given to such term in Section 3.26(a).

“Copyright License” means rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

“Copyrights” shall mean all of the following now owned or hereafter adopted or acquired by any Person:  (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

“Credit Party” means Borrower, Guarantors and any Government Funded SPE that becomes party to this Agreement.

“Default” means any Event of Default or any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning assigned to it in Section 1.5(c).

“Disbursement Accounts” has the meaning given to such term in Section 3.26(b).

“Dollars” or “$” means lawful currency of the United States of America.

“Earnest Money Deposit” means an amount equal to $40,000, as the same may be supplemented from time to time.

“Environmental Laws” means all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

“Environmental Liabilities” means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to it in Section 7.1.

“Executive Orders” has the meaning given to such term in Section 3.22.

“FCC License” means any license , authorization, registration or permit to construct or operate now held or hereafter acquired by any Credit Party from the Federal Communications Commission.

“Fees” means any and all fees due to the Agent as set forth in Section 1.6.

“Financial Statements” means, with respect to any Person, the income statement, balance sheet and statement of cash flows of such Person, prepared for the time period specified and prepared in accordance with GAAP setting forth in each case in comparative form the figures for such time period the previous year, certified by a Responsible Officer as being fairly stated in all material respects.

“Fiscal Month” means any of the monthly accounting periods of Borrower.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower.

“Fiscal Year” means the 12 month period of Borrower ending December 31 of each year.  Subsequent changes of the fiscal year of Borrower shall not change the term “Fiscal Year” unless the Agent shall consent in writing to such change.

“Fixed Charge Coverage Ratio” means, with respect to the Credit Parties for any measuring period, the ratio of (a) Adjusted EBITDA for such measuring period minus Capital Expenditures for such measuring period to (b) Consolidated Fixed Charges for such measuring period.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“Goodwill” means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

“Government Funded SPE” means any special purpose entity formed or acquired or at any time to be formed or acquired as a Subsidiary of any Credit Party and that has received funding from the U.S. Department of Agriculture’s Rural Utility Service, and only in the case that such debt is recourse solely to the assets of any such Government Funded SPE and is non-recourse to any of the other Credit Parties or any of their assets or properties.  PRIDE Network, Inc. and NTS Telephone Company, LLC are the only Government Funded SPEs in existence as of the Closing Date.

“Government Funded SPE Servicing Agreement” means a servicing agreement between a Grantor and a Government Funded SPE pursuant to which such Grantor agrees to provide services to the Government Funded SPE.  Such services may include wholesale telecommunications, general billing, management and administrative services.  The Government Funded SPE Servicing Agreements currently in effect as of the Closing Date are listed on Schedule D.

“Government Funded SPE Loan Agreement” means the loan agreement between RUS and a Government Funded SPE. The  Government Funded SPE Loan Agreements currently in effect as of the Closing Date are listed on Schedule D.

“Government Authorization” means FCC License and any license, authorization, permit or franchise  issued by a Governmental Authority or quasi-governmental authority, including any public utility commission or cable franchising authority, or similar entity.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grantor” means each Borrower, Holdings and each Subsidiary Guarantor that is a signatory to this Agreement.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

“Guarantors” means Holdings and the Subsidiary Guarantors.

“Hazardous Material” means any substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Hazardous Waste” has the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et. seq.).

“Holdings” means Xfone, Inc., a Nevada corporation.

“Indebtedness” of any Person means:  (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than sixty (60 days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations; (v) all Guaranteed Indebtedness in respect of Indebtedness of any other Person; (vi) all Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (vii) the Obligations.

“Indemnified Liabilities” and “Indemnified Person” have the respective meanings assigned to them in Section 1.10.

“Initial Lender” has the meaning given to such term in Section 8(a).

“Installment” means, with respect to the Term Loan, each monthly principal and interest payment of the Loan, and the total amount and the principal and interest components of each such payment shall be set forth on Schedule B-1 to the Term Note(s) evidencing Term Loan; provided that (A) the amount of each Installment is subject to adjustment in accordance with Section 1.2(b) and Section 1.11, (B) the final Installment on the Loan shall be in an amount equal to the entire remaining unpaid principal and accrued interest balance thereof.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

“Involuntary Disposition Proceeds” means, with respect to any of the Collateral, the proceeds of any claim made by or on behalf of any Grantor (i) under any policy of insurance arising from the loss, damage or destruction of such Collateral or (ii) for any injury or damage to, or loss of, such Collateral, as a result of the condemnation of or the exercise of the right of eminent domain with respect to such Collateral.

“IRC” and “IRS” mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

“Israel Office” means the office located at 11 Rabbi Akiva Street, Modi'in Illit, 71919, Israel.

“Joinder Agreement” means each Joinder Agreement of a new Subsidiary delivered to the Agent after the Closing Date in substantially the form of Exhibit I pursuant to Section 1.12.

“Lender” means the Persons identified as such in the preamble of this Agreement and, if at any time any Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Liquidity” means, in relation to any Person, as of any date, the sum of aggregate amount of the Unrestricted Cash of such Person as of such date.

“Lists” has the meaning given to such term in Section 3.22.

“Litigation” means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Loan” means the collective reference to the Term Loans.

“Loan Documents”  means this Agreement, the Note, each Guarantee, each Mortgage, the Pledge Agreement, the Control Agreements, each Power of Attorney, any waiver or consent of a landlord or mortgagee executed in favor of the Agent, and all other agreements, instruments, documents and certificates identified in Schedule C executed and delivered to, and in favor of, the Agent and including all other agreements, pledges, consents, assignments, contracts and notices whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to, and in favor of, the Agent in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Lubbock Property” means the real property located at 1220 Broadway, Lubbock, TX 79401-3202.

“Material Adverse Effect” means:  a material adverse effect on (a) the business, assets, operations, or financial or other condition of the Credit Parties taken as a whole, (b) the validity and enforceability of any Loan Document, (c) Borrower’s or any other Credit Party’s ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (d) the Collateral or the Agent’s Liens on the Collateral or the priority of any such Lien, or (e) the Agent’s rights and remedies under this Agreement and the other Loan Documents.

“Maturity Date” means, with respect to the Term Loan, the earliest to occur of (i) the date of the termination of the acceleration of the maturity of any Obligations pursuant to Section 7.2 and (ii) the Stated Maturity Date.

“Mortgage” means any mortgage or deed of trust from the relevant Grantor in favor of the Agent relating to the Lubbock Property and any other mortgage or deed of trust delivered to the Agent pursuant to Section 3.28.

“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 4001(a) (3) of ERISA, to which Borrower, any other Credit Party or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Cash Proceeds” means the cash proceeds received by any Credit Party (including cash proceeds subsequently received (as and when received by any Credit Party) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable broker’s fees or commissions, legal, accounting and other professional and transactions fees, transfer and similar taxes and the Borrower’s good faith estimate of incomes taxes actually paid or payable in connection with such sale); (ii) amounts provide as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained buy any Credit Party associated with the properties sold in such Asset Sale (provided, that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 90 days of such Asset Sale (provided, that, to the extent that such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the  Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any Indebtedness assumed but the purchaser of such properties).

“Net Income” shall mean, for the Credit Parties on a consolidated basis, for any period, net income determined in accordance with GAAP.

“Non-U.S. Lender” has the meaning given to such term in Section 8(b).

“Note” means any Term Note.

“Obligations” means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower and any other Credit Party to Lender arising under any of the Loan Documents, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, and all covenants and duties regarding such amounts.  This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loan and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loan and all obligations and liabilities of any Guarantor under any Guarantee.

“OFAC” has the meaning given to such term in Section 3.22.

“OFAC Laws and Regulations” has the meaning given to such term in Section 3.22.

“Organizational Documents” shall mean, with respect to any Person, (i) in the case of any corporation or unlimited liability corporation, the certificate or articles of incorporation, as applicable, and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (v) in any other case, the functional equivalent of the foregoing.

“Other Lists” has the meaning given to such term in Section 3.22.

“Ownership Interests” means, as applied to any Person, corporate stock and any and all securities, shares, partnership interests (whether general, limited, special or other), limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated and of any character) of corporate stock of such Person or any of the foregoing issued by such Person (whether a corporation, a partnership, a limited liability company or another entity) and shall include securities convertible into Ownership Interests and rights, warrants or options to acquire Ownership Interests.

“Participant” has the meaning given to such term in Section 8(a).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which any Person now holds or hereafter acquires any interest:  (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Perfection Certificate” means a certificate in the form of Exhibit A attached to this Agreement or any other form approved by the Agent.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Disposition” means a sale or other disposition of assets for the fair market value of the asset in an arms-length transaction.

“Permitted Encumbrances” means the following encumbrances:  (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.10; (ii) carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s or other similar liens arising in the ordinary course of business and securing indebtedness not yet due and payable or overdue for more than 30 days or being contested in good faith by appropriate proceedings and in either case in an outstanding aggregate amount not in excess of $25,000 at any time; (iii) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 30 days or (in the case of any execution or enforcement pending appeal) such lesser time during which such appeal may be taken; (iv) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate, (v) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5.1(f), (vi) Liens in favor of the federal government confined solely to assets of a Government Funded SPE securing Indebtedness of such Government Funded SPE permitted under Section 5.1(e), (vii) Liens in favor of Reach Broadband securing Indebtedness owing to Reach Broadband permitted by Section 5.1(h) provided such Liens shall be at all times confined solely to the Capital Assets acquired from Reach Broadband as permitted by Section 5.3 and (viii) Liens in favor of the Agent securing the Obligations.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means that certain Pledge Agreement among the Credit Parties and the Agent pledging as Collateral for the Obligations any Ownership Interests of Subsidiaries owned by each Credit Party.

“Power of Attorney” means each Power of Attorney of the Credit Parties delivered to the Agent as of the Closing Date in substantially the form of Exhibit D and any Power of Attorney delivered to the Agent after the Closing Date pursuant to Section 1.12.

“Proceeds” means “proceeds,” as such term is defined in the Code and, in any event, shall include:  (i) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to any Grantor from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (iii) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or  nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; and (iv) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral (excluding amounts and rights to payment arising from the rental of any of the Collateral to customers of the Borrower or any of its Subsidiaries or distributors) and all rights arising out of Collateral.

“Projections” means as of any date the consolidated balance sheet, statements of income and cash flow for the Credit Parties by month for the next Fiscal Year, in each case prepared in a manner consistent with GAAP and accompanied by senior management’s discussion and analysis of such plan.

“Purchase Money Indebtedness” means for any Person the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any Person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such Person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Purchase Money Lien” means any Lien upon any fixed assets that secure the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien (and the proceeds thereof) and only if such Lien secures only such Purchase Money Indebtedness.

“Register” has the meaning given to such term in Section 8(a).

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Release” means as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Rental Office” means any rental office of the Borrower or any of its Subsidiaries that is not located in the 48 states constituting the continental United States.

“Required Lenders” means, at any time, Lenders having at such time in excess of 50% of the sum of the aggregate amount outstanding under the Loan.

“Responsible Officer” means, with respect to any Person (other than an individual), any officer at the level of vice president or higher of, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, treasurer or controller of such Person.

“Restricted Payment” means:  (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower’s or any other Credit Party’s Stock, (b) any payment or distribution made in respect of any subordinated Indebtedness of Borrower or any other Credit Party in violation of any subordination or other agreement made in favor of the Agent for the benefit of the Lenders, (c) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower’s or any other Credit Party’s Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (i) that arising under this Agreement or (ii) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of the Agent for the benefit of the Lenders) permitted under Sections 5.1(b) and 5.1(f) or (d) any payment, loan, contribution, or other transfer of funds or other property to any holder of Stock of such Person which is not expressly and specifically permitted in this Agreement; provided that the following shall not constitute a Restricted Payment: (x) any payment to the Agent or any of the Lenders, and (y) any loan to Holdings by a Credit Party, permitted by and made in accordance with the terms of Section 5.7, to permit

Holdings to make payments of regularly scheduled principal and interest on the Unsecured Bonds or the Burlingame Note permitted by, and made in accordance with the terms of, Section 5.1(g).

“Requirement of Law” means as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“RUS” has the meaning given to such term in Section 5.1.

“RUS Payment Date” means, with respect to any Government Funded SPE, any date on which a regularly scheduled payment of principal and/or interest is due under the related Government Funded Loan Agreement as in effect on the date hereof without giving effect to any amendments or modifications made after the date hereof.

“SDN List” has the meaning given to such term in Section 3.22.

“Secretarial Certificate” means each Secretarial Certificate of the Credit Parties delivered to the Agent as of the Closing Date in substantially the form of Exhibit C and any Secretarial Certificate delivered to the Agent after the Closing Date pursuant to Section 1.12.

“Senior Leverage Ratio” means as of any date of determination, the ratio of (a) total Indebtedness of the Credit Parties (not including Indebtedness outstanding under the Unsecured Bonds and the Burlingame Note or Indebtedness owing by any Government Funded SPE to the RUS, in each case, to the extent that such Indebtedness is permitted by Section 5.1), divided by (b) Adjusted EBITDA for the trailing 4 Fiscal Quarters most recently ended.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the assets of such Person, at a fair valuation, exceed its liabilities, including contingent liabilities, (b) the remaining capital of such Person is not unreasonably small to conduct its business and (c) such Person will not have incurred debts, and does not have the present intent to incur debts, beyond its ability to pay such debts as they mature.  For purposes of this definition, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  In computing the amount of contingent liabilities of any Person on any date, such liabilities shall be computed at the amount that, in the judgment of the Agent in light of all facts and circumstances existing at such time, represents the amount of such liabilities that reasonably can be expected to become actual or matured liabilities.

“Stated Maturity Date” means November 1, 2016.

“Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, beneficial interests in a trust or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) or other equity interests in any Person.

“Subsidiary” means, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

“Subsidiary Guarantor” means any direct or indirect Subsidiary of a Borrower (other than a Government Funded SPE) as of the Closing Date and each other direct or indirect Subsidiary of a Borrower (other than a Government Funded SPE) that becomes a party to this Agreement pursuant to Section 1.12.

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

“Term Loan” has the meaning given to such term in Section 1.1(a).

“Term Loan Commitment” means the commitment of each Lender under this Agreement to make or otherwise fund its Term Loan.  The aggregate amount of the Term Loan Commitments as of the Closing Date is $7,500,000.

“Term Note” has the meaning given to such term in Section 1.1(a).

“Termination Date” means the date on which all Obligations under this Agreement are paid in full, in cash (other than contingent obligations not yet due and payable), and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations from Lender under this Agreement.

“Total Debt” shall mean, for the Credit Parties on a consolidated basis as of any date, the sum (without duplication) of (a) the principal amount of all Indebtedness outstanding under this Agreement and (b) all other Indebtedness for borrowed money of the Credit Parties determined in accordance with GAAP.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Person:  (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered) all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof: (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill associated with or symbolized by any of the foregoing.

“Transactions” means, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Loan Documents, including (a) the execution, delivery and performance of the Loan Documents and the borrowings hereunder; and (b) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“Unrestricted Cash” means cash or cash equivalents of the Credit Parties (other than any cash held by a Credit Party in a restricted bank account that was directly received from the RUS pursuant to a Government Funded SPE Loan Agreement that also appears as restricted cash on such Credit Parties’ balance sheet in accordance with GAAP).

“Unsecured Bonds” means the Series A bonds issued pursuant to the amended and restated indenture dated as of October 27, 2008 between Xfone, Inc. and Ziv Haft Trusts Company Ltd. with a par value of 100,382,100 New Israeli Shekels at commencement.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56).

“U.S. Publicly-Traded Entity” has the meaning given to such term in Section 3.22.

“Voluntary Prepayment” has the meaning given to such term in Section 1.2(b).

“Voluntary Prepayment Date” means the date any Voluntary Prepayment is made pursuant to Section 1.2(b).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and the Agent shall otherwise specifically agree in writing.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.  All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code.

The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary:  (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural including the term “Borrower,” which shall include any one Borrower and all the Borrowers collectively ; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

SCHEDULE B

TERM LOAN COMMITMENTS

Lender	Term Loan Commitment
ICON Equipment and Corporate Infrastructure Fund Fifteen, L.P.	$6,850,000
ICON ECI Partners, L.P.	$ 150,000
Hardwood Partners, LLC	$ 500,000

AMORTIZATION OF THE LOAN

The Loan will amortize in sixty (60) monthly payments as follows:

Payment Date	Interest	Principal	Balance o/s
01-Nov-11			$ 7,500,000
01-Dec-11	$ 78,596	$ -	$ 7,500,000
01-Jan-12	$ 81,216	$ -	$ 7,500,000
01-Feb-12	$ 81,216	$ -	$ 7,500,000
01-Mar-12	$ 75,976	$ -	$ 7,500,000
01-Apr-12	$ 81,216	$ -	$ 7,500,000
01-May-12	$ 78,596	$ -	$ 7,500,000
01-Jun-12	$ 81,216	$ -	$ 7,500,000
01-Jul-12	$ 78,596	$ -	$ 7,500,000
01-Aug-12	$ 81,216	$ -	$ 7,500,000
01-Sep-12	$ 81,216	$ -	$ 7,500,000
01-Oct-12	$ 78,596	$ -	$ 7,500,000
01-Nov-12	$ 81,216	$ -	$ 7,500,000
01-Dec-12	$78,596	$ 93,750	$ 7,406,250
01-Jan-13	$ 80,201	$ 93,750	$ 7,312,500
01-Feb-13	$ 79,185	$ 93,750	$ 7,218,750
01-Mar-13	$ 70,605	$ 93,750	$ 7,125,000
01-Apr-13	$ 77,155	$ 93,750	$ 7,031,250
01-May-13	$ 73,684	$ 93,750	$ 6,937,500
01-Jun-13	$ 75,125	$ 93,750	$ 6,843,750
01-Jul-13	$ 71,719	$ 93,750	$ 6,750,000
01-Aug-13	$ 73,094	$ 93,750	$ 6,656,250
01-Sep-13	$ 72,079	$ 93,750	$ 6,562,500
01-Oct-13	$ 68,771	$ 93,750	$ 6,468,750
01-Nov-13	$ 70,049	$ 93,750	$ 6,375,000
01-Dec-13	$ 66,807	$ 93,750	$ 6,281,250
01-Jan-14	$ 68,018	$ 93,750	$ 6,187,500
01-Feb-14	$ 67,003	$ 93,750	$ 6,093,750
01-Mar-14	$ 59,602	$ 93,750	$ 6,000,000
01-Apr-14	$ 64,973	$ 93,750	$ 5,906,250
01-May-14	$ 61,894	$ 93,750	$ 5,812,500
01-Jun-14	$ 62,942	$ 93,750	$ 5,718,750
01-Jul-14	$ 59,929	$ 93,750	$ 5,625,000
01-Aug-14	$ 60,912	$ 93,750	$ 5,531,250
01-Sep-14	$ 59,897	$ 93,750	$ 5,437,500
01-Oct-14	$ 56,982	$ 93,750	$ 5,343,750
01-Nov-14	$ 57,866	$ 93,750	$ 5,250,000
01-Dec-14	$ 55,017	$ 93,750	$ 5,156,250
01-Jan-15	$ 55,836	$ 93,750	$ 5,062,500
01-Feb-15	$ 54,821	$ 93,750	$ 4,968,750
01-Mar-15	$ 48,598	$ 93,750	$ 4,875,000
01-Apr-15	$ 52,790	$ 93,750	$ 4,781,250
01-May-15	$ 50,105	$ 93,750	$ 4,687,500
01-Jun-15	$ 50,760	$ 93,750	$ 4,593,750
01-Jul-15	$ 48,140	$ 93,750	$ 4,500,000
01-Aug-15	$ 48,729	$ 93,750	$ 4,406,250
01-Sep-15	$ 47,714	$ 93,750	$ 4,312,500
01-Oct-15	$ 45,193	$ 93,750	$ 4,218,750
01-Nov-15	$ 45,684	$ 93,750	$ 4,125,000
01-Dec-15	$ 43,228	$ 93,750	$ 4,031,250
01-Jan-16	$ 43,653	$ 93,750	$ 3,937,500
01-Feb-16	$ 42,638	$ 93,750	$ 3,843,750
01-Mar-16	$ 38,938	$ 93,750	$ 3,750,000
01-Apr-16	$ 40,608	$ 93,750	$ 3,656,250
01-May-16	$ 38,315	$ 93,750	$ 3,562,500
01-Jun-16	$ 38,577	$ 93,750	$ 3,468,750
01-Jul-16	$ 36,351	$ 93,750	$ 3,375,000
01-Aug-16	$ 36,547	$ 93,750	$ 3,281,250
01-Sep-16	$ 35,532	$ 93,750	$ 3,187,500
01-Oct-16	$ 33,403	$ 93,750	$ 3,093,750
01-Nov-16	$ 33,501	$ 3,093,750	$ 0

SCHEDULE C
Agent’s, Lenders’ And Credit Parties’ Addresses For Notices

Agent’s Address

Name:                 ICON Agent, LLC
Address:                      100 5th Avenue, 4th Floor
New York, New York 10011
Attn:                 Harry Giovani and David Verlizzo
Telephone:                      (212) 418-4705 (Giovani)
(212) 418-4707 (Verlizzo)
Facsimile:

with a copy to:

Name:                 Chapman and Cutler LLP
Address:                      330 Madison Avenue, 34th Floor
New York, New York 10017
Attn:                 Anthony M. DiGiacomo
Telephone:                      (212) 655-2530
Facsimile:                      (212) 655-2531

Lenders’ Addresses

Name:	ICON Equipment and Corporate Infrastructure Fund Fifteen, L.P.
Address:                      100 5th Avenue, 4th Floor
New York, New York 10011
Attn:                 Harry Giovani and David Verlizzo
Telephone:                      (212) 418-4705 (Giovani)
(212) 418-4707 (Verlizzo)
Facsimile:

Name:                 ICON ECI Partners, L.P.
Address:                      100 5th Avenue, 4th Floor
New York, New York 10011
Attn:                 Harry Giovani and David Verlizzo
Telephone:                      (212) 418-4705 (Giovani)
(212) 418-4707 (Verlizzo)
Facsimile:

Name:                 Hardwood Partners, LLC
Address:                      One Landmark Square, Suite 620
Stamford, Connecticut 06901
Attn:                 Earl Hedin and John Koren
Telephone:                      (203) 569-1919
Facsimile:

Borrower’s Address

Name:
Address                 :

Attn:
Telephone:
Facsimile:

with a copy to:

Name:
Address                 :

Attn:
Telephone:
Facsimile:

Guarantors’ Addresses

As set forth in Exhibit A-2

Schedule D - Schedule of Documents

The obligation of Lender to make the Loan under the Agreement is subject to satisfaction of the condition precedent that Lender shall have received the following, each, unless otherwise specified below or the context otherwise requires, dated the Closing Date, in form and substance satisfactory to Lender and its counsel:

PRINCIPAL LOAN DOCUMENTS
1.	Agreement. The Term Loan, Guarantee and Security Agreement duly executed by Borrower, Holdings, and the Subsidiary Guarantors.
2.	Note. Duly executed Term Note to the order of the Agent evidencing the Term Loan.

COLLATERAL DOCUMENTS.
1.	Mortgages or Deed of Trusts. Delivery to the Agent of an executed mortgage or deed of trust in recordable form for each real property owned or leased by a Credit Party.
2.
Pledge Agreement.  Delivery to the Agent of an executed Pledge Agreement substantially in the form of Exhibit L pledging as Collateral for the Obligations any Ownership Interests of Subsidiaries owned by each Credit Party, and a corresponding Stock Power for any certificated Stock and Acknowledgment of Collateral Assignment for any uncertificated Stock.

3.
Financing Statement. Evidence of filing of proper Financing Statement (Form UCC-l) under the Code in all jurisdictions as may be necessary or, in the opinion of the Agent , desirable to perfect the Agent’s Lien on the Collateral.

4.
Lien Searches. Certified copies of UCC financing statement and other lien searches, or other evidence satisfactory to the Agent , listing all effective financing statements which name any Grantor (under present name, any previous name or any trade or doing business name) as debtor and covering all jurisdictions referred to in paragraph (1) immediately above and all other jurisdictions as may be necessary in the opinion of Lender together with copies of such other financing statements.

5.
Other Recordings and Filings. Delivery to the Agent of all other recordings and filings as may be necessary or, in the opinion of and at the reasonable request of Lender, desirable to perfect the Agent’s Lien on the Collateral, including without limitation, Intellectual Property collateral agreements.

6.	Power of Attorney. Power of Attorney duly executed by each Grantor.
7.	Control Agreements. Delivery to the Agent of an executed Control Agreement for each Controlled Account and the Restricted Cash Account.
8.
Discharge of Prior Indebtedness/Lien.  The Agent shall have received evidence reasonably satisfactory to it that all Indebtedness of the Credit Parties existing prior to the Closing Date and not permitted under Section 5.1 shall have been paid in full from proceeds of the Loan, and that the commitment by any prior lender to make extensions of credit to the Credit Parties has been terminated to the satisfaction of the Agent with all liens in favor of such prior lenders being unconditionally released; the Agent shall have received a “payoff” letter in form and substance reasonably satisfactory to the Agent with respect to all such Indebtedness being paid in full from such proceeds and any such commitment to make extensions of credit terminated; and the Agent shall have received from any Person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property and other instruments, in each case in proper form for recording, as the Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.

THIRD PARTY AGREEMENTS.
1.	Government Funded SPE Servicing Agreements.
2.	Government Funded SPE Loan Agreements.
3.	Burlingame Note.
4.	Burlingame Securities Purchase Agreement

OTHER DOCUMENTS.
1.
Secretarial Certificate. A Secretarial Certificate in the form of Exhibit C to the Agreement duly completed and executed by the Secretary of each Credit Party executing the Agreement, together with all attachments thereto.

2.
Financial Statements. Copies of the unaudited Financial Statements of Borrower for the Fiscal Quarter ending September 30, 2011 and the audited Financial Statements of Borrower for the period ending December 31, 2010.

3.
Insurance Policies. Certificates of insurance with respect to all policies described in Section 3.16, together with evidence showing loss payable or additional insured clauses or endorsements in favor of the Agent .

4.	Closing Certificate. A Closing Certificate in the form of Exhibit G, duly completed and executed by the Chief Executive Officer of the Borrower.

5.
Solvency Certificate. A Solvency Certificate with respect to the Borrower and its Subsidiaries on a consolidated basis in the form of Exhibit H, duly completed and executed by the Chief Financial Officer of the Borrower.

6.	Compliance Certificate. A compliance certificate dated as of the Closing Date showing compliance with the financial covenants set forth in Section 4.2 of the Agreement.
7.
Landlord and Mortgagee Consents.  A duly executed landlord and mortgagee waivers and consents from the landlords and mortgagees of the Chief Executive Office, in form and substance reasonably satisfactory to the Agent .

8.
Title Insurance Policies.  Delivery to the Agent of title insurance policies or marked-up unconditional insurance binders (in each case, together with copies of all documents referred to therein) issued by title insurance companies reasonably satisfactory to the Agent for each real property owned or leased by a Credit Party.

9.	Surveys. Delivery to the Agent of ALTA (or TLTA, if applicable) as-built surveys certified to the Lender for each real property owned or leased by a Credit Party.
10.
Environmental Reports with Reliance Letters.  Delivery to the Agent of environmental reports or assessments for each real property owned or leased by a Credit Party addressed to the Agent or with a corresponding Reliance Letter.

11.	Perfection Certificate. A Perfection Certificate in the form of Exhibit A to the Agreement and duly completed and executed.

EXHIBIT A

FORM OF PERFECTION CERTIFICATE
This Perfection Certificate (this “Certificate”) is delivered pursuant to that certain Term Loan, Guarantee and Security Agreement dated as of [______], 2011 (the “Loan Agreement”) by and among Xfone, Inc., (“Holdings”), Xfone USA, Inc., NTS Communications, Inc., Gulf Coast Utilities, Inc., eXpeTel Communications, Inc., NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers, Inc., and NTS Management Company, LLC, (individually and collectively referred to herein as the “Borrower”), the other Credit Parties signatory hereto, and ICON AGENT, LLC, as agent (the “Agent”) for the lenders set forth on Schedule B attached to the Loan Agreement (each herein referred to as a “Lender” and collectively, the “Lenders”). Capitalized terms used but not defined herein have the meanings assigned in the Loan Agreement.
As used herein, the term “Companies” means the Credit Parties.
Each of the undersigned hereby certifies to the Agent as follows:
1. Names. (a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number, if any, of each Company and the jurisdiction of formation of each Company.
(b) Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.
(c) Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by each Company, or any other business or organization to which each Company became the successor by merger, amalgamation, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any in the past five years. Also set forth in Schedule 1(c) is the information required by Section 1 of this Certificate for any other business or organization to which each Company became the successor by merger, amalgamation, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.
2. Current Locations. (b) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.
(b) Set forth in Schedule 2(b) are all locations where each Company maintains any Books and Records relating to any Collateral.
(c) Set forth in Schedule 2(c) hereto are all the other places of business of each Company.
(d) Set forth in Schedule 2(d) hereto are all other locations where each Company maintains any of the Collateral consisting of inventory or equipment not identified above.

Exhibit A - 1-

(e) Set forth in Schedule 2(e) hereto are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which had possession as of [January 1, 2011] [CHECK WITH ICON] or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.
3. Prior Locations. Set forth in Schedule 3(a) is the information required by Schedule 2(a), Schedule 2(b) or Schedule 2(c) with respect to each location or place of business previously maintained by each Company at any time during the past four months.
4. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.
5. File Search Reports. Attached hereto as Schedule 5 is a true and accurate summary of file search reports from (A) the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 4 relating to any of the transactions described in Schedule (1)(c) or Schedule 4 with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral, and (B) each filing officer in each real estate recording office identified on Schedule 8 with respect to real property on which Collateral consisting of fixtures is or is to be located. A true copy of each financing statement (to the extent provided by the applicable jurisdiction), including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Agent.
6. UCC Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the Collateral, attached as Schedule 6 relating to the applicable Collateral Documents or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereof.
7. Schedule of Filings. Attached hereto as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 12(c) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Agent pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Agent pursuant to the Collateral Documents.
8. Real Property. Attached hereto as Schedule 8(a) is a list of all real property owned or leased by each Company noting any mortgaged properties as of the Closing Date and the filing offices for each Mortgage as of the Closing Date. Except as described on Schedule 8(b) attached hereto, no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 8(a) and no Company has any leases which require the consent of the landlord, tenant or other party thereto to the Transactions.
9. Termination Statements. Attached hereto as Schedule 9(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 9(b) hereto with respect to each Lien described therein.
10. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 10(a) is an accurate organizational chart, showing the ownership structure of each Borrower and each Subsidiary,

Exhibit A - 2-

(c) including a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 10(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.
11. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 11 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies.
12. Intellectual Property. (d) Attached hereto as Schedule 12(a) is a schedule setting forth all of each Company's Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the applicable Collateral Document) registered with the United States Patent and Trademark Office and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company.
(b) Attached hereto as Schedule 12(b) is a schedule setting forth all of each Company's United States Copyrights and Copyright Licenses (each as defined in the applicable Collateral Document), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.
(c) Attached hereto as Schedule 12(c) in proper form for filing with the United States Patent and Trademark Office or United States Copyright Office are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth on Schedule 12(a) and Schedule 12(b), including duly signed copies of each Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, as applicable.
13. Commercial Tort Claims. Attached hereto as Schedule 13 is a true and correct list of all commercial tort claims held by each Company, including a brief description thereof.
14. Blocked Accounts. Attached hereto as Schedule 14 is a true and complete list of all Blocked Accounts maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.
15. Letter-of-Credit Rights. Attached hereto as Schedule 15 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder.
[16. Motor Vehicles and Serial Number Goods. Attached hereto as Schedule 16 is a true and correct list of all motor vehicles covered by certificate of title or ownership and serial number goods, in each case, valued at or over $[50,000] and owned by any Company.]
17. FCC Licenses. Attached hereto as Schedule 17 is a true and correct list of all FCC Licenses owned by any Company.

Exhibit A - 3-

IN WITNESS WHEREOF, this Certificate has been duly executed as of this ____ day of June 2011.

GUARANTOR:
XFONE, INC.

By:
Name:
Title:

BORROWERS:

XFONE USA, INC.

By:
Name:
Title:

NTS COMMUNICATIONS, INC.

By:
Name:
Title:

GULF COAST UTILITIES, INC.

By:
Name:
Title:

EXPETEL COMMUNICATIONS, INC.

By:
Name:
Title:

NTS CONSTRUCTION COMPANY

By:
Name:
Title:

Exhibit A - 4-

GAREY M. WALLACE COMPANY, INC.

By:
Name:
Title:

MIDCOM OF ARIZONA, INC.

By:
Name:
Title:

COMMUNICATIONS BROKERS, INC.

By:
Name:
Title:

NTS MANAGEMENT COMPANY, LLC

By:
Name:
Title:

GOVERNMENT FUNDED SPE’S:

PRIDE NETWORK, INC.

By:
Name:
Title:

NTS TELEPHONE COMPANY, LLC

By:
Name:
Title:

Exhibit A - 5-

Schedule 1(a)
Legal Names, Etc.
Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number1	Federal Taxpayer Identification Number	Jurisdiction of Formation

1If none, so state.

Exhibit A - 6-

Schedule 1(b)
Prior Organizational Names
Company/Subsidiary	Prior Name	Date of Change

Exhibit A - 7-

Schedule 1(c)
Changes in Corporate Identity; Other Names
Company/Subsidiary	Corporate Name of Entity	Action	Date of Action	Jurisdiction of Formation	List of All Other Names Used During Past Five Years

Exhibit A - 8-

Schedule 2(a)
Chief Executive Offices
Company/Subsidiary	Address

Exhibit A - 9-

Schedule 2(b)
Location of Books

Company/Subsidiary	Address

Exhibit A - 10-

Schedule 2(c)
Other Places of Business
Company/Subsidiary	Address

Exhibit A - 11-

Schedule 2(d)
Additional Locations of Equipment and Inventory
Company/Subsidiary	Address

Exhibit A - 12-

Schedule 2(e)
Locations of Collateral in Possession of Persons Other Than Company or Any Subsidiary
Company/Subsidiary	Name of Entity in Possession of Collateral/Capacity of such Entity	Address/Location of Collateral

Exhibit A - 13-

Schedule 3(a)
Prior Locations Maintained by Company/Subsidiaries
Company/Subsidiary	Address

Exhibit A - 14-

Schedule 3(b)
Prior Locations/Other Entities
Company/Subsidiary	Prior Locations of Collateral: Address	Other Entity in Possession of Collateral/Capacity	Address of Such Other Entity

Exhibit A - 15-

Schedule 4
Transactions Other Than in the Ordinary Course of Business
Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Exhibit A - 16-

Schedule 5
File Search Reports
Company/Subsidiary	Search Report dated	Prepared by	Jurisdiction

Exhibit A - 17-

Schedule 6
Copy of Financing Statements To Be Filed

Exhibit A - 18-

Schedule 7
Filings/Filing Offices
Type of Filing2	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions

2UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

Exhibit A - 19-

Schedule 8(a)
Real Property

Entity of Record	Location Address	Owned or Leased	Landlord/Owner if Leased	Description of Lease Documents

Exhibit A - 20-

Schedule 8(b)

Leases, Subleases, Tenancies, Franchise agreements, Licenses or Other Occupancy Arrangements

Exhibit A - 21-

Schedule 9
(a) Termination Statements

[(b) Termination Statement Filings Information

Debtor	Jurisdiction	Secured Party	Type of Collateral	File Date	File Number

Exhibit A - 22-

Schedule 10
(a) Equity Interests of Companies and Subsidiaries
Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Exhibit A - 23-

Schedule 11
Instruments and Tangible Chattel Paper
1. Promissory Notes:
Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2. Chattel Paper:

Exhibit A - 24-

Schedule 12(a)
Patents and Trademarks
UNITED STATES PATENTS:
Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:
OWNER	APPLICATION NUMBER	DESCRIPTION

Licenses:
LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:
Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:
OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:
LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Exhibit A - 25-

UNITED STATES TRADEMARKS:
Registrations:
OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:
OWNER	APPLICATION NUMBER	TRADEMARK

Licenses:
LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:
Registrations:
OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Applications:
OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

Licenses:
LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Exhibit A - 26-

Schedule 12(b)
Copyrights
UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:
OWNER	APPLICATION NUMBER

Licenses:
LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:
OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:
LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Exhibit A - 27-

Schedule 12(c)
Intellectual Property Filings

Exhibit A - 28-

Schedule 13
Commercial Tort Claims

Exhibit A - 29-

Schedule 14
Blocked Accounts
OWNER	TYPE OF ACCOUNT	BANK OR INTERMEDIARY	ACCOUNT NUMBERS

Exhibit A - 30-

Schedule 15
Letter of Credit Rights

Exhibit A - 31-

[Schedule 16]
[Motor Vehicles and Serial Number Goods]

Exhibit A - 32-

Schedule 17
FCC Licenses

REGISTERED OWNER	FCC LICENSE NUMBER	DATE ACQUIRED

Exhibit A - 33-

EXHIBIT B

FORM OF TERM NOTE

$[COMMITMENT AMOUNT] [DATE]

1.FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, Xfone USA, Inc., a Mississippi corporation, NTS Communications, Inc., a Texas corporation, Gulf Coast Utilities, Inc., a Mississippi corporation, eXpeTel Communications, Inc., a Mississippi corporation, NTS Construction Company, a Texas corporation, Garey M. Wallace Company, Inc., a Texas corporation, Midcom of Arizona, Inc., an Arizona corporation, Communications Brokers, Inc., a Texas corporation, and N.T.S. Management Company, L.L.C., a Texas limited liability company (each, and collectively, the “Borrower”), hereby, jointly and severally, promises to pay to the order of [NAME OF LENDER], a [jurisdiction of organization] [type of organization] (“Lender”), [COMMITMENT AMOUNT IN WORDS] DOLLARS ($[COMMITMENT AMOUNT]), or if less, the outstanding principal amount of the Tern Loan made by the Agent to the Borrower pursuant to the Agreement (defined below) and evidenced by this Term Note, together with interest on the unpaid balance of such amount from the date of this Term Note. This Term Note is one of the Term Notes issued under the Term Loan, Guarantee and Security Agreement among Borrower, the other Credit Parties signatory thereto, Lender, the other lenders from time to time party thereto and ICON AGENT, LLC as agent for the lenders (the “Agent”), dated [DATE], 2011 (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the “Agreement”) to which a reference is made for a statement of all of the terms and conditions of the Term Loan evidenced hereby. Capitalized terms not defined in this Term Note shall have the respective meanings assigned to them in the Agreement. This Term Note is secured by the Collateral to the extent provided pursuant to the Loan Documents, and is entitled to the benefit of the rights and security provided thereby.

2.Interest on the outstanding principal balance under this Term Note is payable at a fixed rate equal to twelve and three quarters percent (12.75%) per annum or, to the extent otherwise expressly provided under the Agreement, at the Default Rate (in each case calculated in the manner specified in the Agreement), in immediately available Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Term Note shall be immediately due and payable on the Maturity Date, and prior to the Maturity Date, such outstanding principal and accrued interest shall be due and payable in accordance with the schedule attached as Schedule 1 hereto and incorporated herein by reference.

3.This Term Note may be voluntarily prepaid only on the terms and conditions set forth in the Agreement.

4.Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. Except as otherwise provided for in this Term Note or the Agreement and to the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Term Note; (b) all rights to notice and a hearing prior to Agent’s or Lender’s taking possession or control of, or to Agent’s or Lender’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent or Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Exhibit B - 1-

5.Borrower acknowledges that this Term Note is executed as part of a commercial transaction and that the proceeds of this Term Note will not be used for any personal or consumer purpose.

6.Borrower agrees to pay to Lender all Fees and expenses described in the Agreement.

7.Upon the occurrence and continuance of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement.

8.BORROWER ACKNOWLEDGES THAT BORROWER HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS TERM NOTE. THIS TERM NOTE IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

Exhibit B - 2-

IN WITNESS WHEREOF, intending to be legally bound, the Borrower has caused this Term Note to be executed as of the date first written above.

BORROWERS:

XFONE USA, INC.

By:
Name:
Title:

NTS COMMUNICATIONS, INC.

By:
Name:
Title:

GULF COAST UTILITIES, INC.

By:
Name:
Title:

EXPETEL COMMUNICATIONS, INC.

By:
Name:
Title:

NTS CONSTRUCTION COMPANY

By:
Name:
Title:

GAREY M. WALLACE COMPANY, INC.

By:
Name:
Title:

MIDCOM OF ARIZONA, INC.

By:
Name:
Title:

COMMUNICATIONS BROKERS, INC.

By:
Name:
Title:

N.T.S. MANAGEMENT COMPANY, L.L.C.

By:
Name:
Title:

Exhibit B - 3-

SCHEDULE 1 TO TERM NOTE DATED [DATE]

IN THE ORIGINAL PRINCIPAL AMOUNT OF $[COMMITMENT AMOUNT]

MADE BY
[NAME OF BORROWER]

Amortization Schedule

The outstanding principal and accrued interest balance of the Term Loan evidenced by this Term Note shall amortize in 60 consecutive monthly installments in the amounts and on the dates set forth below with such payments due on the first day of each calendar month commencing on the first day of the calendar month following the Closing Date. The remaining outstanding principal and accrued interest balance (if any) of this Term Note shall be paid on the Maturity Date of such Term Loan.

[Months] [Due Date]	Beginning Principal Balance	Interest	Installment	Principal Paid	Ending Principal Balance

Exhibit B - 4-

EXHIBIT C

FORM OF SECRETARIAL CERTIFICATE

[BORROWER TO PROVIDE]

Exhibit B - 5-

EXHIBIT D

FORM OF POWER OF ATTORNEY

This POWER OF ATTORNEY is executed and delivered by [NAME OF CREDIT PARTY] (“Credit Party”), to ICON AGENT, LLC, as Agent for the Lenders (hereinafter referred to as “Agent”) under that certain Term Loan, Guarantee and Security Agreement dated as even date herewith (the “Agreement”; capitalized terms are used herein as defined in the Agreement) among the Credit Party, the other Credit Parties signatory thereto, the lenders from time to time party thereto and Agent. No person to whom this Power of Attorney is presented, as authority for Agent to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Credit Party as to the authority of Agent to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Agent unconditionally the authority to take and perform the actions contemplated herein, and Credit Party irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The Power of Agent granted hereby is coupled with an interest, and may not be revoked or canceled by Credit Party without Agent’s written consent upon payment in full of all Obligations due to Agent under the Loan Documents.

Credit Party hereby irrevocably constitutes and appoints Agent (and all officers, employees or agents designated by Agent), with full power of substitution, as Credit Party’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Credit Party and in the name of Credit Party or in its own name, from time to time in Agent’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Credit Party hereby grants to Agent the power and right, on behalf of Credit Party, without notice to or assent by Credit Party, and at any time, to do the following: (a) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any of the Collateral; (b) effect any repairs to any Collateral, or continue or obtain any insurance with respect to any Collateral and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against any Collateral; (d) defend any suit, action or proceeding brought against Credit Party with respect to any Collateral if Credit Party does not defend such suit, action or proceeding or if Agent believes that Credit Party is not pursuing such defense in a manner that will maximize the recovery to Agent, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Agent may deem appropriate; and (e) sell, transfer, pledge, compromise payment or make any other agreement with respect to, or otherwise deal with any Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and to do, at Agent’s option and Credit Party’s expense, at any time or from time to time, all acts and other things that Agent reasonably deems necessary to perfect, preserve, or realize upon any Collateral and Agent’s Liens thereon, all as fully and effectively as Credit Party might do.

Credit Party hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

Exhibit B - 6-

IN WITNESS WHEREOF, this Power of Attorney has been executed by Credit Party, on [DATE].

[NAME OF CREDIT PARTY]

By:
Name:
Title:

STATE OF )
) ss.:
COUNTY OF )

On the [__] day of [Month] in the year 201[1] before me, the undersigned, personally appeared _______________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_____________________________
Notary Public

My Commission Expires:

_____________________________

[Notary Seal]

Exhibit B - 7-

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

_______, 2011

I, __________, the Chief Financial Officer of XFONE, INC., a Nevada corporation (in such capacity and not in my individual capacity), with respect to that certain Term Loan, Guarantee and Security Agreement dated as of October [__], 2011 (as it may be amended, modified, extended or restated from time to time, the “Loan Agreement”); all capitalized terms are used herein as defined in the Loan Agreement) by and among the Borrowers, the Credit Parties party thereto, the Lenders, ICON AGENT, LLC, as agent, in accordance with Section 4.1(c) of the Loan Agreement, hereby certify that:

a.	Attached hereto as Schedule 1 are detailed calculations demonstrating compliance by the Credit Parties with Section 4.2(b) of the Loan Agreement.
b.	Attached hereto as Schedule 2 are detailed calculations demonstrating compliance by the Credit Parties with Section 4.2(a) of the Loan Agreement.
c.	The Credit Parties are in compliance with Section 4.2 in all material respects as of the date hereof.
d.	No Default has occurred or is continuing under the Loan Agreement.

[Signature Page Follows]

Exhibit B - 8-

Dated this ___ day of __________, 2011.

XFONE, INC.

By:
Name:
Title:

Exhibit B - 9-

SCHEDULE 1
Financial Covenants
Covenant 4.2(b) Senior Leverage Ratio

Fiscal Quarter Ending

Adjusted EBITDA Calculation

Net Income

Add	Income Tax
Add	Property Tax
Add	Interest Expense
Add	Depreciation and Amortization
Add	Stock Based Compensation
Add	Non-recurring non-cash Loss
Less	Non-recurring non-cash Gain
Add	Loss on Asset Sale
Less	Gain on Asset Sale

	Adjusted EBITDA (a)	$

Senior Debt Calculation

Total Indebtedness
Less	Unsecured Bonds
Less	Burlingame Note
Less	Government Funded SPE Debt

	Senior Debt (b)	$

	Senior Leverage (b)/(a)		<	1.50x

Exhibit B - 10-

SCHEDULE 2
Covenant 4.2(a) Fixed Charge Coverage Ratio

Fiscal Quarter Ending

Liquidity
				2011	2012+
	Liquidity	$-	>	$3,500,000	$3,000,000

If below the Liquidity threshold, test for Fixed Charge Coverage Ratio

Fixed Charge Coverage Ratio Calculation

Adjusted EBITDA (From Schedule 1)
Less	Capital Expenditures

	(c)	$-

Cash Interest
Add	Scheduled Principal Payments on All Indebtedness
Add	Taxes (Income & Property)

	(d)	$-

	Fixed Charge Coverage (c)/(d)		>	1.15x

Exhibit B - 11-

EXHIBIT F

FORM OF CLOSING CERTIFICATE

October __, 2011

I, the undersigned, Chief Financial Officer of XFONE, INC., a Neveada Corporation (the “Holdings”) (in such capacity and not in my individual capacity), DO HEREBY CERTIFY on behalf of the Credit Parties (as defined below) that:

1. This Closing Certificate is furnished pursuant to Section 2.1(a) and Schedule D of that certain Term Loan, Guarantee and Security Agreement, (as in effect on the date of this Certificate; the capitalized terms defined therein being used herein as therein defined) dated as of October __, 2011 among the Credit Parties, the Lenders, ICON AGENT, LLC, as agent (in such capacity, “Agent”) (as from time to time in effect, the “Loan Agreement”).
2. I am the Chief Financial Officer of Holdings and as such have full and complete knowledge of the business and affairs of the Borrower and the matters herein set forth and contained.
3. The Holdings and each other Credit Party is in compliance in all material respects with all the terms and provisions set forth in the Loan Agreement and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after giving effect to the Loan and the application of the proceeds thereof, no Default has occurred and is continuing.
~~4.~~ Each of the representations and warranties made by any Credit Party set forth in Section 3 of the Loan Agreement or in any other Loan Document is true and correct in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification), except that any representation and warranty that is qualified as to “Material Adverse Effect” is true and correct in all material respects as qualified by the definition of Material Adverse Effect with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true as of such earlier date.
5. As of the date hereof, the Borrower has received $4,500,000 in gross proceeds from the issuance of equity.
6. Attached as Exhibit A are true and correct copies of the Burlingame Note and the Burlingame Securities Purchase Agreement including any amendments or supplements thereto as of the date hereof.
7. Attached as Exhibit B are true and correct copies of each Government Funded SPE Servicing Agreement including any amendments or supplements thereto as of the date hereof.
8. Attached as Exhibit C are true and correct copies of each Government Funded SPE Loan Agreement including any amendments or supplements thereto as of the date hereof.
9. I make this certificate in my capacity as Responsible Officer of Holdings and not personally and it is not intended to attract or attach personal liability to me.

[Signature Page Follows]

Exhibit B - 12-

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of October, 2011.

_____________________________
Name:
Title:Chief Financial Officer

Exhibit B - 13-

EXHIBIT A
(Burlingame Note and Burlingame Securities Purchase Agreement)

Exhibit B - 14-

EXHIBIT B
(Government Funded SPE Servicing Agreements)

Exhibit B - 15-

EXHIBIT C
(Government Funded SPE Loan Agreements)

Exhibit B - 16-

EXHIBIT G

FORM OF SOLVENCY CERTIFICATE

[DATE]

I, the undersigned, Chief Financial Officer of XFONE, INC., a Nevada corporation “Holdings” (in such capacity and not in my individual capacity), DO HEREBY CERTIFY on behalf of the Credit Parties that:

1.This Solvency Certificate is furnished pursuant to Sections 3.17 and 2.1(a) of that certain Term Loan, Guarantee and Security Agreement, (as in effect on the date of this Solvency Certificate) dated as of [DATE] among Holdings, the Credit Parties a party thereto, the Lenders and ICON AGENT, LLC, as agent (in such capacity, “Agent”) (as from time to time in effect, the “Loan Agreement”). Capitalized terms used but not defined herein have the meanings assigned in the Loan Agreement.

2.Immediately following the consummation of the Transactions and immediately following the making of the Loan and after giving effect to the application of the proceeds of the Loan on the date hereof, (a) the fair value of the properties of each Credit Party (individually and on a consolidated basis with its Subsidiaries) exceeds its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Credit Party (individually and on a consolidated basis with its Subsidiaries) is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Credit Party (individually and on a consolidated basis with its Subsidiaries) is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (d) each Credit Party (individually and on a consolidated basis with its Subsidiaries) does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is presently contemplated to be conducted following the Closing Date; (e) the property of each Credit Party (individually and on a consolidated basis with its Subsidiaries) is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due; (f) the property of each Credit Party (individually and on a consolidated basis with its Subsidiaries) is, at a fair valuation, greater than the total amount of liabilities including contingent liabilities, of such Credit Party; (g) each Credit Party has not ceased paying its current obligations in the ordinary course of business as they generally become due; and (h) each Credit Party (individually and on a consolidated basis with its Subsidiaries) is not for any reason unable to meet its obligations as they generally become due. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) are computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably expected to become an actual or matured liability.

[Signature Page Follows]

Exhibit B - 17-

IN WITNESS WHEREOF, I have hereunto set my hand this __ day of [Month], 201[1].

XFONE, INC.

By:
Name:
Title:

Exhibit B - 18-

EXHIBIT H

FORM OF JOINDER AGREEMENT

[DATE]

THIS JOINDER AGREEMENT (this “Joinder”), dated as of [DATE], is executed by [NAME OF ADDITIONAL GUARANTOR], a [jurisdiction of organization] [type of organization] (“Additional Guarantor”) in favor of Agent for the benefit of the Lenders described below.

W I T N E S S E T H:
WHEREAS, pursuant to that certain Term Loan, Guarantee and Security Agreement dated as of [DATE] among Xfone USA, Inc., a Mississippi corporation, NTS Communications, Inc., a Texas corporation, Gulf Coast Utilities, Inc., a Mississippi corporation, eXpeTel Communications, Inc., a Mississippi corporation, NTS Construction Company, a Texas corporation, Garey M. Wallace Company, Inc., a Texas corporation, Midcom of Arizona, Inc., an Arizona corporation, Communications Brokers, Inc., a Texas corporation, and N.T.S. Management Company, L.L.C., a Texas limited liability company (each a “Borrower”), Xfone, Inc., a Nevada Corporation(“Holdings”), the other Credit Parties signatory thereto (collectively, together with the Borrowers and Holdings, the “Credit Parties”), the lenders from time to time party thereto (“Lenders”), and ICON AGENT, LLC, as Agent for the Lenders (“Agent”) (including all annexes, exhibits and schedules, collectively the “Loan Agreement”), the Lenders have, subject to certain terms and conditions, agreed to make the loans and other extensions of credit on behalf of Borrower;

WHEREAS, Additional Guarantor is a Subsidiary of [Name of Credit Party] incorporated, organized or otherwise formed under the laws of [jurisdiction of Additional Guarantor], and as such derives benefits from the loans and other extensions of credit by the Lenders to the Borrower; and

WHEREAS, Additional Guarantor desires to join the Loan Agreement entered into prior to this date as a Guarantor and Grantor thereunder, and to be bound thereby;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.DEFINED TERMS. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.JOINDER; GRANT OF SECURITY INTEREST; GUARANTEE.

(a) Joinder. Additional Guarantor hereby joins the Loan Agreement and each of the other Loan Documents to which the Subsidiary Guarantors are a party, as a Credit Party, Guarantor and Grantor, as applicable, thereunder and agrees to be bound by all of the terms thereof, and shall be as fully a party thereto as if Additional Guarantor were an original signatory thereto. Additional Guarantor hereby assumes all of the obligations of a Credit Party, Guarantor and Grantor, as applicable, under the Loan Documents to which it is hereby joining, and agrees to be bound by all of the terms, provisions and conditions contained in such Loan Documents applicable to a Credit Party, Guarantor and Grantor, as applicable. Each reference to a “Guarantor,” “Credit Party” and “Grantor” in the Loan Agreement or any other Loan Document heretofore, now or hereafter executed, shall be deemed to include Additional Guarantor.

Exhibit B - 19-

(b) Grant of Security Interest. Without limiting the generality of Section 2(a) of this Joinder, Additional Guarantor hereby acknowledges, agrees and confirms the grant by Additional Guarantor as of the date of this Joinder of a continuing security interest, pledge and assignment to Agent of all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations pursuant to Section 6 of the Loan Agreement.

3.REPRESENTATIONS AND WARRANTIES. Additional Guarantor hereby represents and warrants to Agent that (a) this Joinder has been duly authorized, executed and delivered by Additional Guarantor, (b) after giving effect to this Joinder, no Default or Event of Default has occurred and is continuing as of the date hereof, and (c) all of the representations and warranties applicable to Additional Guarantor in the Loan Documents are true and correct in all material respects on and as of the date of this Joinder and after giving effect to this Joinder.

4.LOAN DOCUMENTS. This Joinder shall be deemed a Loan Document for all purposes under the Loan Agreement. Additional Guarantor hereby confirms that it has received a copy as executed of the Loan Agreement, and all annexes, exhibits and schedules thereto.

5.SEVERABILITY. Any provision of this Joinder which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Additional Guarantor hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

6.GOVERNING LAW. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAWS OF NEW YORK

7.CONDITIONS TO EFFECTIVENESS OF JOINDER. This Joinder shall not become effective unless and until (i) one or more counterparts of the same have been duly executed by Additional Guarantor and delivered to Agent, (ii) all of the conditions set forth in Section 1.12 of the Loan Agreement have been satisfied and (iii) the Borrower and the other Credit Parties shall have executed the attached Confirmation and delivered same to Agent.

[Remainder of Page Intentionally Left Blank]

Exhibit B - 20-

IN WITNESS WHEREOF, Additional Guarantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

Exhibit B - 21-

CONFIRMATION

The undersigned Credit Parties hereby agree to the terms of the foregoing Joinder Agreement and agree and confirm that its obligations under each Loan Document to which it is a party will continue in full force and effect after giving effect to such Joinder Agreement, and nothing in such Joinder Agreement shall be deemed to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other Liens on any Collateral.

[BORROWER]

By:
Name:
Title:

[CREDIT PARTIES]

By:
Name:
Title:

[CREDIT PARTIES]

By:
Name:
Title:

Exhibit B - 22-

EXHIBIT I

FORM OF PERFECTION CERTIFICATE SUPPLEMENT
This Perfection Certificate Supplement, dated as of [____], 2011 is delivered pursuant to Section 4.1(f) of that certain Term Loan, Guarantee and Security Agreement dated as of [______], 2011 (the “Loan Agreement”) by and among Xfone, Inc., (“Holdings”), Xfone USA, Inc., NTS Communications, Inc., Gulf Coast Utilities, Inc., eXpeTel Communications, Inc., NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers, Inc., and N.T.S. Management Company, L.L.C., (collectively referred to herein as the “Borrower”), the Credit Parties party thereto and ICON AGENT, LLC, as agent (the “Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement. As used herein, the term “Companies” means the Credit Parties.
Each of the undersigned hereby certifies to the Agent that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:
1.Names. (a) Except as listed on Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document (y) each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (ii) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number, if any, of each Company and the jurisdiction of formation of each Company.
(b)Except as listed on Schedule 1(b) attached hereto and made a part hereof, set forth in Schedule 1(b) of the Prior Perfection Certificate is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.
2.Current Locations. (a) Except as listed on Schedule 2(a) attached hereto and made a part hereof, the chief executive office of each Company is located at the address set forth in Schedule 2(a) of the Prior Perfection Certificate.
(b)Except as listed on Schedule 2(b) attached hereto and made a part hereof, set forth in Schedule 2(b) of the Prior Perfection Certificate are all locations where each Company maintains any Books and Records relating to any Collateral.
(c)Except as listed on Schedule 2(c) attached hereto and made a part hereof, set forth in Schedule 2(c) of the Prior Perfection Certificate are all the other places of business of each Company.

Exhibit B - 23-

(d)Except as listed on Schedule 2(d) attached hereto and made a part hereof, set forth in Schedule 2(d) of the Prior Perfection Certificate are all other locations where each Company maintains any of the Collateral consisting of inventory or equipment not identified above.
(e)Except as listed on Schedule 2(e) attached hereto and made a part hereof, set forth in Schedule 2(e) of the Prior Perfection Certificate are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which had possession as of January 1, 2011 or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.
3.[Intentionally omitted].
4.Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto and on Schedule 4 to the Prior Perfection Certificate, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.
5.[Intentionally omitted].
6.UCC [and PPSA] Filings. Except as listed on Schedule 6 attached hereto and made a part hereof, the financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral relating to the Loan Agreement or the applicable Mortgage, are set forth in Schedule 6 of the Prior Perfection Certificate and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereto and thereto.
7.Schedule of Filings. Except as listed on Schedule 7 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto and thereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 12(c) hereto and thereto and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Agent pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Agent pursuant to the Collateral Documents.
8.Real Property. Except as listed in Schedule 8(a) attached hereto and made a part hereof, Schedule 8(a) to the Prior Perfection Certificate is a list of all real property owned or leased by each Company noting Mortgaged Property as of the Closing Date and filing offices for each Mortgage as of the Closing Date. Except as described on Schedule 8(b) attached hereto, no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 8(a) or Schedule 8(a) of the Prior Perfection Certificate, other than those listed on Schedule 8(b) of the Prior Perfection

Exhibit B - 24-

Certificate, and no Company has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions.
9.[Intentionally omitted].
10.Stock Ownership and Other Equity Interests. Except as listed on Schedule 10(a) attached hereto and made a part hereof, Schedule 10(a) to the Prior Perfection Certificate is an accurate organizational chart, showing the ownership structure of the Borrower and each Subsidiary thereof, including a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Except as set forth on Schedule 10(b) attached hereto and made a part hereof, Schedule 10(b) to the Prior Perfection Certificate sets forth equity investment of each Company that represents 50% or less of the equity in which such investment was made.
11.Instruments and Tangible Chattel Paper. Except as listed on Schedule 11 attached hereto and made a part hereof, Schedule 11 to the Prior Perfection Certificate is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies.
12.Intellectual Property. (a) Except as listed on Schedule 12(a) attached hereto and made a part hereof, Schedule 12(a) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the applicable Collateral Document) registered with the United States Patent and Trademark Office [or Canadian Intellectual Property Office], and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company.
(b)Except as listed on Schedule 12(b) attached hereto and made a part hereof, Schedule 12(b) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s United States [and Canadian] Copyrights and Copyright Licenses (each as defined in the applicable Collateral Document), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.
(c)Except as attached hereto and made a part hereof as Schedule 12(c), attached to the Prior Perfection Certificate as Schedule 12(c) in proper form for filing with the United States Patent and Trademark Office or United States Copyright Office are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth on Schedule 12(a) and Schedule 12(b) hereto and thereto[, including duly signed copies of each

Exhibit B - 25-

Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, as applicable].
13.Commercial Tort Claims. Except as listed on Schedule 13 attached hereto and made a part hereof, attached to the Prior Certificate as Schedule 13 is a true and correct list of all commercial tort claims held by each Company, including a brief description thereof.
14.Blocked Accounts. Except as listed on Schedule 14 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 14 is a true and complete list of all Blocked Accounts maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.
15.Letter-of-Credit Rights. Except as listed on Schedule 15 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 15 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder.
[16.Motor Vehicles and Serial Number Goods. Except as listed on Schedule 16 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 16 is a true and correct list of all motor vehicles covered by certificates of title or ownership and serial number goods, in each case, valued at or over $[50,000] and owned by each Company.]
17.FCC Licenses. Except as listed on Schedule 17 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 17 is a true and complete list of all FCC Licenses owned by each Company.

Exhibit B - 26-

IN WITNESS WHEREOF, this Perfection Certificate Supplement has been duly executed and delivered as of this ____ day of [Month, [Year].

BORROWER:
[NAME OF BORROWER]
By:
Name:
Title:
SUBSIDIARY GUARANTORS:
[NAME OF SUBSIDIARY GUARANTOR]
By:
Name:
Title:

Exhibit B - 27-

Schedule 1(a)
Legal Names, Etc.
Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number1	Federal Taxpayer Identification Number	Jurisdiction of Formation

1 If none, so state.

Exhibit B - 28-

Schedule 1(b)
Prior Organizational Names
Company/Subsidiary	Prior Name	Date of Change

Exhibit B - 29-

Schedule 1(c)
Changes in Corporate Identity; Other Names
Company/Subsidiary	Corporate Name of Entity	Action	Date of Action	Jurisdiction of Formation	List of All Other Names Used During Past Five Years

Exhibit B - 30-

Schedule 2(a)
Chief Executive Offices
Company/Subsidiary	Address

Exhibit B - 31-

Schedule 2(b)
Location of Books and Records

Company/Subsidiary	Address

Exhibit B - 32-

Schedule 2(c)
Other Places of Business
Company/Subsidiary	Address

Exhibit B - 33-

Schedule 2(d)
Additional Locations of Equipment and Inventory
Company/Subsidiary	Address

Exhibit B - 34-

Schedule 2(e)
Locations of Collateral in Possession of Persons Other Than Company or Any Subsidiary
Company/Subsidiary	Name of Entity in Possession of Collateral/Capacity of such Entity	Address/Location of Collateral

Exhibit B - 35-

Schedule 4
Transactions Other Than in the Ordinary Course of Business
Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Exhibit B - 36-

Schedule 6
Copy of Financing Statements To Be Filed

Exhibit B - 37-

Schedule 7
Filings/Filing Offices
Type of Filing2	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions

2 UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or any other filing necessary to create, preserve, protect and perfect the security interests in the Collateral.

Exhibit B - 38-

Schedule 8(a)
Real Property

Entity of Record	Location Address	Owned or Leased	Landlord/Owner if Leased	Description of Lease Documents

Exhibit B - 39-

Schedule 8(b)

Leases, Subleases, Tenancies, Franchise agreements, Licenses or Other Occupancy Arrangements

Exhibit B - 40-

Schedule 10
(a) Equity Interests of Companies and Subsidiaries
Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Exhibit B - 41-

Schedule 11
Instruments and Tangible Chattel Paper
1.Promissory Notes:
Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.Chattel Paper:

Exhibit B - 42-

Schedule 12(a)
Patents and Trademarks
UNITED STATES PATENTS:
Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:
OWNER	APPLICATION NUMBER	DESCRIPTION

Licenses:
LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:
Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:
OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:
LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:
Registrations:
OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:
OWNER	APPLICATION NUMBER	TRADEMARK

Licenses:
LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:
Registrations:
OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Applications:
OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

Exhibit B - 43-

Licenses:
LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Exhibit B - 44-

Schedule 12(b)
Copyrights
UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:
OWNER	APPLICATION NUMBER

Licenses:
LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:
OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:
LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Exhibit B - 45-

Schedule 12(c)
Intellectual Property Filings

Exhibit B - 46-

Schedule 13
Commercial Tort Claims

Exhibit B - 47-

Schedule 14
Blocked Accounts
OWNER	TYPE OF ACCOUNT	BANK OR INTERMEDIARY	ACCOUNT NUMBERS

Exhibit B - 48-

Schedule 15
Letter of Credit Rights

Exhibit B - 49-

[Schedule 16]
[Motor Vehicles and Serial Number Goods]

Exhibit B - 50-

Schedule 17
FCC Licenses

REGISTERED OWNER	FCC LICENSE NUMBER	DATE ACQUIRED

Exhibit B - 51-

EXHIBIT J

FORM OF ACCOUNT RECEIVABLES STATEMENT

Exhibit B - 52-

EXHIBIT K

FORM OF OPINION OF CREDIT PARTIES’ COUNSEL

Exhibit B - 53-

EXHIBIT L

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, is entered into as of this [__] day of [______], 2011, by and among XFONE, INC., a Nevada corporation, XFONE USA, INC., a Mississippi corporation, NTS COMMUNICATIONS, INC., a Texas corporation, (each a “Pledgor”), and ICON AGENT, LLC, a Delaware Limited Liability Company, as agent (in such capacity, the “Agent”) on behalf of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, Xfone, Inc. Xfone USA, Inc., NTS Communications, Inc., Gulf Coast Utilities, Inc., eXpeTel Communications, Inc., Pride Network, Inc., NTS Construction Company, Garey M. Wallace Company, Inc., Midcom Of Arizona, Inc., Communications Brokers, Inc., NTS Telephone Company, LLC and NTS Management Company, LLC (each a “Credit Party) have entered into that certain Term Loan, Guaranty and Security Agreement, dated as of [______], 2011 (as the same may be hereafter amended, modified, supplemented or restated from time to time, the “Loan Agreement”) by and among the Credit Parties, the Agent, the Lenders, and the other credit parties signatory thereto; and

WHEREAS, as a condition precedent to the effectiveness of the Loan Agreement, the Credit Parties are required to execute and deliver this Agreement; and

WHEREAS, to secure the due and punctual payment and performance of the Obligations (as defined below), each Pledgor wishes to pledge and assign to the Agent, on behalf of the Secured Parties (as defined below), its Pledged Collateral (as defined below) and grant to them a security interest in all of its right, title and interest in to and under such Pledged Collateral;

NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS.

(a)Terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, or, if not defined therein, in the Code, and the following terms shall have the following meanings as used in this Agreement:

“Agent” has the meaning assigned to such term in the preamble.

“Agreement” means this Pledge Agreement, together with all Schedules hereto, as the same may be amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Acknowledgement” means that certain acknowledgement substantially in the form of Exhibit A.

Exhibit B - 54-

“Burlingame Securities Purchase Agreement” means that certain securities purchase agreement dated as of March 23, 2010 between Xfone, Inc. and Burlingame Equity Investors, LP.

 “Certificated Security” means “certificated security” as defined in the Article 8 of the Code.

“Chattel Paper” means “chattel paper” as defined in Article 9 of the Code, including “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the Code.

“Code” shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any Lien on any Pledged Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Credit Party” has the meaning assigned to such term in the preamble.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, whether preferred or common and whether voting or nonvoting, and securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust units or interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Instruments” means all “instruments” as defined in Article 9 of the Code.

“Loan Agreement” has the meaning assigned to such term in the preamble.

“Obligations” has the meaning assigned to such term in the Loan Agreement as in effect from time to time.

“Pledged Collateral” has the meaning assigned to such term in Section 2.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.

Exhibit B - 55-

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, Instruments or other documents representing or evidencing any Pledged Collateral.

“Pledgor” has the meaning assigned to such term in the preamble.

“Proceeds” means all “proceeds” as such term is defined in Article 9 of the Code and, in any event, shall include all dividends or other income from the Pledged Collateral, collections thereon or distributions or payments with respect thereto.

“Secured Party” shall mean any holder from time to time of any Obligation and shall include the Agent.

“Security” means “security” as defined in Article 8 of the Code.

“Uncertificated Security” means “uncertificated security” as defined in the Article 8 of the Code.

(b)References in this Agreement to “Articles”, “Sections”, “Schedules” or “Exhibits” shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.  Any of the terms defined in this Section 1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference.  The terms “include”, “includes” and “including” as used herein shall be deemed to be followed by the words “without limitation” whether or not they are in fact followed by such words or words of like import.  The terms “writing”, “written” and comparable terms as used herein refer to printing, typing and other means of reproducing words in a visible form.  References “from” or “through” any date herein mean, unless otherwise specified, “from and including” or “through and including”, respectively.  References to any statute and related regulation herein shall include any amendments of the same and any successor statutes and regulations. Unless otherwise expressly provided herein, references herein to any agreement or contract herein are to such agreement or contract and any and all amendments, supplements, extensions, restatements, replacements, refinancings or other modifications thereof.  References to any Person herein shall be deemed to include the successors and permitted assigns of such Person.  The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Any of the terms defined herein may be used in either the singular or the plural.  The terms “payment in full”, “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations means the unconditional, final and irrevocable payment in full, in immediately available funds of all of the Obligations unless otherwise specified, other than indemnification and other contingent obligations not then due and payable.

SECTION 2.PLEDGE OF EQUITY INTERESTS; DEBT SECURITIES; CHATTEL PAPER; INSTRUMENTS.

Each Pledgor, as security for the payment or performance, as the case may be, in full of all Obligations hereby assigns and pledges to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted

Exhibit B - 56-

assigns, for the benefit of the Secured Parties, a security interest in all such Pledgor’s right, title and interest in, to and under all of the following property (collectively, the “Pledged Collateral”):

(a)(i) the Equity Interests in each Credit Party now owned or hereafter issued to or acquired by such Pledgor, including those listed on Schedule 1, (ii) all of the Equity Interests obtained in the future by such Pledgor of each Person that becomes a Credit Party, and (iii) the certificates representing all such Equity Interests (collectively, the “Pledged Equity Interests”);

(b)(i) the debt securities issued by any Credit Party now owned or hereafter issued to or acquired by such Pledgor, including those listed on Schedule 1 and (ii) the promissory notes and any other instruments evidencing such debt securities (collectively, the “Pledged Debt Securities”).

(c)subject to Section 6, all payments of principal or interest, dividends, cash, Chattel Paper, Instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above;

(d)subject to Section 6, all rights and privileges of such Pledgor with respect to the Securities and other property referred to in clauses (a), (b) and (c) above; and

(e)all Proceeds of any of the foregoing.

SECTION 3.DELIVERY OF PLEDGED SECURITIES.

(a)On or prior to the Closing Date, each Pledgor will deliver to the Agent all Pledged Securities, Chattel Paper and Instruments constituting Pledged Collateral then owned by such Pledgor.  Each Pledgor agrees promptly (but in any event within three Business Days after receipt thereof by such Pledgor) to deliver or cause to be delivered to the Agent any and all Pledged Securities acquired by such Pledgor after the Closing Date.

(b)Each Pledgor will cause any Indebtedness for borrowed money owed to such Pledgor by any Credit Party in principal amount in excess of $25,000 to be evidenced by a duly executed promissory note that is pledged and delivered to the Agent pursuant to the terms hereof.

(c)Upon the delivery thereof to the Agent, (i) any Pledged Security which is a Certificated Security shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Agent and (ii) all other property comprising part of the Pledged Securities shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities included therein, which schedule shall be attached hereto as part of Schedule 1 and made a part hereof, provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

(d)If any Pledged Collateral is or shall become evidenced or represented by an Uncertificated Security, the Pledgors shall (i) cause the issuer to execute and deliver to the Agent

Exhibit B - 57-

an acknowledgment of the pledge of such Uncertificated Security in form and substance reasonably satisfactory to the Agent, and (ii) if necessary to perfect a security interest in such Uncertificated Security, cause such pledge to be recorded on the equity holder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Agent the right to transfer such Uncertificated Security under the terms hereof.

SECTION 4.REPRESENTATIONS AND WARRANTIES.

Each Pledgor represents, warrants and covenants to and with the Agent, for the benefit of the Secured Parties, that:

(a)Schedule 1 correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Pledgor and includes (i) all of the Equity Interests in each Credit Party  and (ii) all of the debt securities, including the promissory notes and other instruments evidencing such debt securities, of each Credit Party held by the Pledgors.  No such Equity Interests or debt securities are subject to prohibitions on assignment or encumbrance or to agreements that require or purport to require consent of or notice to any party in connection with the grant of a security interest thereon (including the exercise of remedies by the Agent with respect thereto) except for such consents that have been obtained and such notices have been given.

(b)In the case of Pledged Equity Interests and Pledged Debt Securities issued to such Pledgor, such Pledged Equity Interests and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)Each Credit Party has executed and delivered to the Agent an Acknowledgment, in form and substance reasonably satisfactory to the Agent, to the pledge of the Pledged Equity Interests pursuant to this Agreement.

(d)Except for the security interests granted hereunder, such Pledgor (i) is and, subject to any transfers made in compliance with the Loan Agreement, will continue to be the direct owner, beneficially and (subject to Agent’s registration rights under Section 5 hereof) of record, of the Pledged Equity Interests indicated on Schedule 1 as owned by such Pledgor, (ii) hold the same free and clear of all Liens, including any Liens arising out of the Burlingame Securities Purchase Agreement, other than Liens created by this Agreement, Liens expressly permitted by the Loan Agreement and transfers made in compliance with the Loan Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, Liens expressly permitted by the Loan Agreement and transfers made in compliance with the Loan Agreement, and (iv) will defend his, her or its title or interest thereto or therein against any

Exhibit B - 58-

and all Liens on the Pledged Collateral (other than the Lien created by this Agreement), however arising, of all persons whomsoever.

(e)Except for restrictions and limitations imposed by the Loan Documents or securities laws generally, such Pledgor’s Pledged Collateral is and will continue to be freely transferable and assignable, and none of such Pledgor’s Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, voting trust, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledgor’s Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder.

(f)Each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated.

(g)No consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to ensure the validity of the pledge of any of such Pledgor’s Pledged Collateral (other than such as have been obtained and are in full force and effect).

(h)By virtue of the execution and delivery of this Agreement, when any of such Pledgor’s Pledged Collateral is delivered to the Agent in accordance with this Agreement, the Agent will obtain a legal, valid and perfected first priority Lien upon and security interest in such Pledged Collateral as security for the payment and performance of the Obligations.

(i)If such Pledgor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of such Pledgor’s Pledged Equity Interests in each Credit Party, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Equity Interests, or otherwise in respect thereof, such Pledgor shall assign, pledge and grant such Pledgor’s right, title and interest in and to the same to the Agent pursuant to Section 2(a) hereof, and deliver the same to the Agent in the exact form received, duly endorsed by such Pledgor to the Agent, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Pledgor and with, if the Agent so requests, signature guaranteed, to be held by such Pledgor, subject to the terms hereof, as additional collateral security for the Obligations.  Subject to the Loan Agreement, any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Credit Party shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Agent, be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of such Pledgor’s Pledged Equity Interests shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Agent, hold

Exhibit B - 59-

such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

SECTION 5.REGISTRATION IN NOMINEE NAME; DENOMINATIONS.

The Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Agent.  To the extent not prohibited by applicable Requirement of Law or contract, each Pledgor will promptly give to the Agent copies of any material notices or other material communications received by it with respect to Pledged Collateral registered in the name of such Pledgor.  Upon the occurrence and during the continuation of an Event of Default, the Agent shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 6.VOTING RIGHTS; DIVIDENDS AND INTEREST.

(a)Unless and until an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement and the other Loan Documents (and until an Event of Default shall have occurred and be continuing, Agent shall not be entitled to any of such rights), provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Agent or the other Secured Parties under this Agreement, the Loan Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(b)Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to exercise the voting and consensual rights and powers they are entitled to exercise pursuant to Section 6(a) shall immediately cease, and all such rights, at the option of Agent, in its sole discretion, shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights in Agent’s sole and absolute discretion.  Each Pledgor shall execute and deliver to the Agent, or cause to be executed and delivered to the Agent, all proxies, powers of attorney and other instruments as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to this Section 6.

SECTION 7.  REMEDIES.

(a)Upon the occurrence and during the continuance of an Event of Default, the Agent, on behalf of the Secured Parties, may sell, transfer or otherwise dispose of the Pledged Collateral or any interest or right therein or any part thereof, in one or more parcels, at the same or different times, at a public or private sale, or may make any other commercially reasonable

Exhibit B - 60-

disposition of the Pledged Collateral or any portion thereof.  The Secured Parties may purchase the Pledged Collateral or any portion thereof at any public or private foreclosure sale.  Each purchaser at any sale or other disposition of the Pledged Collateral shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable Requirement of Law, each Pledgor hereby waives all rights of redemption, stay, valuation and appraisal such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The proceeds of the sale or other disposition shall be applied to the Obligations in such order as set forth in the Loan Agreement.  Any remaining proceeds shall be paid over to the Pledgor or others as provided by applicable Requirement of Law.

(b)To the extent that the Pledged Collateral is not registered under the various federal or state securities acts, the disposition thereof after the occurrence and during the continuance of an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration; each Pledgor understands that, upon such disposition, the Agent, on behalf of the Secured Parties, may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Collateral than if the Pledged Collateral were registered pursuant to federal and state securities legislation and sold on the open market.  The Pledged Collateral is not, as of the date of this Agreement, registered under the various federal and state securities laws.  Each Pledgor, therefore, agrees that:

(i)if the Agent, on behalf of the Secured Parties, shall, pursuant to the terms of this Agreement, sell or cause the Pledged Collateral or any portion thereof to be sold at a private sale, the Secured Parties shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares or obligations of companies or entities in the same or similar business as the issuing company or entity, which brokerage or investment firm shall have reviewed financial data and other information available to the Secured Parties pertaining to each Credit Party and any Subsidiaries (but shall not be obligated to seek such advice, and the failure to do so shall not be considered in determining the commercial reasonableness of the Agent’s action) as to the best manner in which to expose the Pledged Collateral for sale and as to the best price reasonably obtainable at the private sale thereof; and

(ii)absent manifest error, such reliance shall be conclusive evidence that the Secured Parties have handled such disposition in a commercially reasonable manner.

(c)The Agent, on behalf of the Secured Parties, shall have such rights and remedies as are set forth in the Loan Documents, all the rights, powers and privileges of a secured party under the Code as in effect in the applicable jurisdiction, and all other rights and remedies available to the Agent, on behalf of any Secured Party, at law or in equity.

SECTION 8.  SECURITY INTEREST ABSOLUTE; RIGHTS CUMULATIVE; PLEDGORS REMAIN LIABLE; FURTHER ASSURANCES.

Exhibit B - 61-

(a)All rights of the Secured Parties and all security interests and all obligations of the Pledgors hereunder shall be continuing, absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Loan Agreement, the Notes, the Loan Documents, or any other documents executed and delivered in connection therewith; (b) any change in the time, manner or place of payment of, or any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Loan Agreement, the Notes, or any other document executed or delivered in connection therewith; (c) any increase in, addition to, exchange or release of, or non-perfection of any Lien on or security interest in any other collateral or any release of, amendment of, waiver of, consent to or departure from any security document or guaranty, for all or any of the Obligations; (d) the failure of the Secured Parties to do any of the things or exercise any of the rights, interests, powers and authorities hereunder or (e) the absence of any action on the part of the Secured Parties to obtain payment or performance of the Obligations from any other Person.  None of the Secured Parties shall in any way be responsible for any failure to do any or all of the things for which rights, interests, power and authority are herein granted.

(b)Each Pledgor agrees that the rights of the Secured Parties, under this Agreement, the Loan Agreement, the Loan Documents, any other document executed in connection therewith, or any other contract or agreement now or hereafter in existence among any Secured Party and the Pledgors shall be cumulative, and that any Secured Party may from time to time exercise such rights and such remedies as such Secured Party may have thereunder and under the laws of the United States and any state, as applicable, in the manner and at the time that such Secured Party in its sole discretion, desires.  Each Pledgor further expressly agrees that the Secured Parties shall not in any event be under any obligation to resort to any Pledged Collateral prior to exercising any other rights that the Secured Parties may have against any Pledgor or its property, or to resort to any other collateral for the Obligations prior to the exercise of remedies hereunder nor shall the rights and remedies of the Secured Parties be conditional or contingent on any attempt of the Secured Parties to exercise any of its or their rights under any other documents executed in connection herewith against such party or against any other Person.

(c)Notwithstanding anything herein to the contrary, (i) each Pledgor shall remain liable for all obligations under its Pledged Collateral and nothing contained herein is intended or shall be construed as a delegation of duties to the Agent or any other Secured Party and (ii) the exercise by the Agent of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under its Pledged Collateral.

(d)This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor for liquidation or reorganization, should any Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or any Secured Party, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Exhibit B - 62-

(e)Each Pledgor agrees to make, execute, deliver or cause to be done, executed and delivered, from time to time, all such further acts, documents and things as the Agent, on behalf of the Secured Parties, may reasonably require for the purpose of perfecting or protecting its or their rights hereunder or otherwise giving effect to this Agreement, all promptly upon request therefor, including, but not limited to, delivery of updated schedules describing the Pledged Collateral in form and substance satisfactory to the Agent.  Each Pledgor shall take or cause to be performed such acts and actions as shall be necessary or appropriate to assure that the security interest in and to the Pledged Collateral shall not become subordinate or junior to the security interests, liens or claims of any other Person except for Permitted Liens.

SECTION 9.  SUBORDINATION.

Each Pledgor executing this Agreement covenants and agrees that the payment of all Indebtedness and any principal or interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Credit Party) thereon, owing by any Credit Party to such Pledgor, including any intercompany trade payables or royalty or licensing fees (collectively, the “Affiliated Obligations”), is subordinated, to the extent and in the manner provided in this Section 9, to the prior payment in full of all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) (herein, the “Senior Obligations”) and that the subordination is for the benefit of Agent and the other Secured Parties, and Agent may enforce such provisions directly.

(b)Each Pledgor executing this Agreement hereby (i) authorizes Agent to demand specific performance of the terms of this Section 9, whether or not any other Pledgor shall have complied with any of the provisions hereof applicable to it, at any time when such Pledgor shall have failed to comply with any provisions of this Section 9 which are applicable to it and (ii) irrevocably waives (to the maximum extent permitted by Requirement of Law) any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(c)Upon any distribution of assets of any Credit Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

 (i)Agent and other Secured Parties shall first be entitled to receive payment in full in cash of the Senior Obligations before any Pledgor is entitled to receive any payment on account of the Affiliated Obligations.

 (ii)Any payment or distribution of assets of any Pledgor of any kind or character, whether in cash, property or securities, to which any other Pledgor would be entitled except for the provisions of this Section 9(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to Agent, to the extent necessary to make payment in full of all Senior Obligations (other than contingent indemnification obligations as to which no claim has been asserted) remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to Agent and the other Secured Parties.

Exhibit B - 63-

(iii)In the event that notwithstanding the foregoing provisions of this Section 9(c), any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, shall be received by any Pledgor on account of the Affiliated Obligations before all Senior Obligations (other than contingent indemnification obligations as to which no claim has been asserted) are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to Agent for application to the payment of the Senior Obligations (other than contingent indemnification obligations as to which no claim has been asserted) until all of the Senior Obligations (other than contingent indemnification obligations as to which no claim has been asserted) shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefore to Agent and other Secured Parties.

(d)No right of Agent and the other Secured Parties or any other present or future holders of any Senior Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Pledgor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Pledgor with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

SECTION 10.  POWER OF ATTORNEY.

(a)Each Pledgor hereby appoints the Agent its attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, with power of substitution, to take such action, execute such documents, and perform such work, as the Agent may deem reasonably appropriate to protect the Pledged Collateral or exercise the rights and remedies granted the Agent herein including the authority (i) to receive, open and dispose of in an appropriate manner all mail addressed to such Pledgor in respect of the Pledged Collateral, and to notify the postal authorities to change the address for delivery of mail addressed to such Pledgor in respect of the Pledged Collateral to such address as the Agent may designate, (ii) to endorse the name of such Pledgor on any note, acceptance, check, draft, money order or other evidence of debt from or of payment which may come into the possession of any Secured Party in respect of the Pledged Collateral, (iii) to compromise and settle or to sell, assign or transfer or to ask, collect, receive or issue any and all claims in respect of the Pledged Collateral possessed by such Pledgor all in the name of such Pledgor and (iv) generally to do such other things and acts in the name of such Pledgor as are necessary or appropriate to protect the Pledged Collateral or exercise the rights and remedies granted the Agent herein.

(b)Each Pledgor ratifies its authorization for the Agent to file the financing statements filed prior to the date hereof covering the Pledged Collateral, if any.

(c)The power of attorney granted herein is coupled with an interest and shall be irrevocable for so long as any of the Obligations remains unpaid or unperformed.

SECTION 11.  ASSIGNMENT.

(a)The Pledgors agree that this Agreement and rights of any Secured Party hereunder may in the discretion of such Secured Party be assigned in whole or in part by such Secured

Exhibit B - 64-

Party.  The Agent may also appoint sub-agents. The Pledgors agree that the rights of any and all assignees shall be independent of any claims the Pledgors may have against the assignor or assignors.  In the event this Agreement is so assigned by any of the Secured Parties, the terms “Agent,” “Secured Parties,” and “Secured Party” wherever used herein shall be deemed to refer to and include any such assignee or assignees, as appropriate.  This Agreement may be assigned by the Pledgors only with the written consent of the Secured Parties.

(b)This Agreement shall apply to and bind the Pledgors and the respective heirs, administrators, representatives, executors, successors and assigns of the Pledgors and inure to the benefit of the respective successors and assigns of the Secured Parties.

SECTION 12.  INDEMNITY AND EXPENSES.

(a)Each Pledgor agrees to indemnify each Secured Parties from and against any and all reasonable claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from the gross negligence or willful misconduct of the Agent or any Secured Party as finally determined by a court of competent jurisdiction.

(b)Each Pledgor will, upon demand, pay to the Agent the amount of any and all expenses, including the disbursements and reasonable fees of the Agent’s counsel and of any experts, consultants and agents, which the Agent may incur in connection with (i) the administration of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral; (iii) the exercise or enforcement of any of the rights of the Secured Parties hereunder; or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

(c) Any amounts payable as provided hereunder shall constitute additional Obligations and shall survive the termination of this Agreement.

SECTION 13.  MISCELLANEOUS.

(a)Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be given in a manner prescribed for notices in the Loan Agreement and shall be effective as to any Pledgor if sent to such Pledgor care of any Credit Party at the address of such Credit Party set forth in the Loan Agreement.

(b)Governing Law.  The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the laws of the State of New York.

(c)Binding Agreement.  This Agreement, together with all documents referred to herein, constitutes the entire agreement among the Pledgors, the Agent and each Secured Party with respect to the matters addressed herein.  In the event that a provision of this Agreement is in direct conflict with a provision of the Loan Agreement, the Loan Agreement shall govern.

(d)Amendment and Waiver.   This Agreement may not be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Required

Exhibit B - 65-

Lenders and, in the case of an amendment, by the Pledgors.  None of the Secured Parties shall by any act, delay, omission or otherwise, be deemed to have waived any of their rights or remedies hereunder, unless such waiver is in writing and signed by the Agent or one or more of the Agent or the Lenders in accordance with the Loan Agreement and then only to the extent therein set forth.  A waiver by the Secured Parties of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.

(e)Severability.  If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

(f)Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

(g)Time is of the Essence.  Time is of the essence with regard to each Pledgor’s performance of its obligations hereunder.

(h)Jurisdiction and Venue.  If any action or proceeding shall be brought by the Agent in order to enforce any right or remedy under this Agreement, each Pledgor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.  Each Pledgor hereby agrees, to the extent permitted by applicable Requirement of Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of such Pledgor, as set forth in or otherwise provided pursuant to Section 10.6 of the Loan Agreement, and that personal service of process shall not be required.  Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction.  Each Pledgor agrees that a final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable Requirement of Law.

(i)WAIVER OF JURY TRIAL.  EACH OF THE AGENT, THE SECURED PARTIES AND EACH PLEDGOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit B - 66-

IN WITNESS WHEREOF, the undersigned have hereunto set their hands by and through their duly authorized representatives as of the day and year first written above.

PLEDGORS:

XFONE, INC.

By:
Name:
Title:

XFONE USA, INC.

By:
Name:
Title:

NTS COMMUNICATIONS, INC.
By:
Name:
Title:

Exhibit B - 67-

ACKNOWLEDGED AND AGREED TO:

GULF COAST UTILITIES, INC.

By:
Name:
Title:

EXPETEL COMMUNICATIONS, INC.

By:
Name:
Title:

PRIDE NETWORK, INC.

By:
Name:
Title:

NTS CONSTRUCTION COMPANY

By:
Name:
Title:

GAREY M. WALLACE COMPANY, INC.

By:
Name:
Title:

MIDCOM OF ARIZONA, INC.

By:
Name:
Title:

COMMUNICATIONS BROKERS, INC.

By:
Name:
Title:

NTS TELEPHONE COMPANY, LLC

By:
Name:
Title:

NTS MANAGEMENT COMPANY, LLC

By:
Name:
Title:

Exhibit B - 68-

AGENT:ICON AGENT, LLC,

as Agent, on behalf of the Secured Parties

By: IEMC Corp., its Manager

By: ____________________________________________

Name:

Title:

Exhibit B - 69-

SCHEDULE 1
to
Pledge Agreement

[Pledgors to Provide]

 Equity Interests

Pledgor	Issuer	Pledged Equity Description	Percentage of Interests/Number of Shares in Issuer	Certificate Number

 Debt Securities

 Other Securities

Exhibit B - 70-